UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to Rule Section 240.14a-12

Arrow Financial Corporation

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[LOGO]

ARROW FINANCIAL CORPORATION

250 Glen Street, Glens Falls, New York 12801

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Arrow Financial Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Arrow Financial Corporation, a New York corporation, will be held at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801 on Wednesday, April 28, 2010, at 10:00 a.m. for the purpose of considering and voting upon the matters set forth below.

Your Board of Directors recommends that you vote “FOR” the following Items:

  Item 1

The election of four (4) Class C directors, nominated by the Board of Directors, to serve a term of three (3) years or until their successors shall have been elected and qualified.

  Item 2

Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Any other business which may be properly brought before the meeting or any adjournment or postponement thereof will be considered and voted upon.

Your vote is important. In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. No postage is needed if mailed in the United States.

By Order of the Board of Directors,

THOMAS J. MURPHY, CPA

Corporate Secretary

March 15, 2010

TABLE OF CONTENTS

Page

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010

RECORD DATE AND VOTING RIGHTS

Who is entitled to vote?

What constitutes a quorum at the meeting?

How many votes are required for approval of the various items on the agenda?

What is the impact of a vote to “WITHHOLD AUTHORITY” on Item 1 (Election of Directors)?

What is the impact of a vote to “ABSTAIN” on Item 2 (Ratification of Selection of Independent Auditor)?

How will broker non-votes be treated in voting on items at the meeting?

How are Plan shares voted?

How do I submit my proxy?

May I revoke my proxy?

How are proxies being solicited?

PROPOSALS BY SHAREHOLDERS

May a shareholder raise a matter for consideration to the Board of Directors at the annual meeting?

OWNERSHIP OF OUR COMMON STOCK

ITEM 1 — ELECTION OF DIRECTORS

Information regarding Director Nominees and our Continuing Board of Directors

Qualifications of the Board of Directors

OTHER EXECUTIVE OFFICERS

CORPORATE GOVERNANCE

Board Independence

Audit Committee Independence and Financial Experts

Board Leadership Structure and Role in Risk Oversight

Board Committees

Meetings of the Board of Directors; Director Attendance at Meetings

Communications with the Board of Directors

Director Nomination Process

Section 16(a) Beneficial Ownership Reporting Compliance

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Compensation Philosophy

Risk Oversight of the Company Compensation Program

Oversight of the Executive Compensation Program

Components of Our Compensation Program

Employment and Other Agreements with Executives

Considerations in Making Executive Compensation Decisions

Compensation Committee Decisions on Executive Officer Compensation

Impact of Accounting and Tax on the Form of Compensation

COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

GRANTS OF PLAN-BASED AWARDS TABLE

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

OPTION EXERCISES AND STOCK VESTED TABLE

PENSION PLANS

PENSION BENEFITS TABLE

NONQUALIFIED DEFERRED COMPENSATION TABLE

AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreement with Mr. Hoy

Employment Agreements with Messrs. Goodemote, DeMarco and O’Conor

Change-in-Control Agreement with Mr. T. Murphy

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL

Voluntary Termination or Early Retirement

Termination for Cause

Death or Disability

Termination Other than for Cause

Termination in Connection with a Change-in-Control

Termination for Good Reason

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

COMPENSATION OF DIRECTORS

2009 DIRECTOR COMPENSATION TABLE

REPORT OF THE AUDIT COMMITTEE

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATED PERSONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

HOUSEHOLDING OF NOTICE TO SHAREHOLDERS

ITEM 2- RATIFICATION OF THE INDEPENDENT AUDITOR

OTHER MATTERS

ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2010

This proxy statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Arrow Financial Corporation (the “Company”), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 2010, at 10:00 a.m., at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801, and at any adjournment or postponement thereof. Attached to this proxy statement is a copy of Parts I and II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which includes the Company’s consolidated financial statements.

A Notice was mailed on March 15, 2010 to all shareholders announcing that our proxy materials are available for viewing online. If you wish to receive printed copies of these proxy materials, please contact us by Internet, phone or email, as shown on the Notice, and we will mail the materials to you within three (3) business days after receipt of your request. We encourage you to vote online or by telephone. See “How do I submit my proxy” on page 3. If you have not voted within ten (10) days after we mail the Notice, we may mail to you a second Notice and a proxy voting card.

At the meeting, there will be two (2) items submitted for a shareholder vote. First, four (4) directors will be elected to Class C of our Board of Directors. Second, shareholders will be asked to ratify the selection of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2010.

RECORD DATE AND VOTING RIGHTS

Who is entitled to vote?

Each shareholder of record as of the close of business on the record date, March 1, 2010, is entitled to notice of, and to vote at, the shareholders' meeting. At the close of business on that date, there were outstanding and entitled to vote 11,018,288 shares of our common stock, $1.00 par value, our only class of stock outstanding. Owners of record at the close of business on the March 1, 2010 record date are entitled to one vote for each share of common stock held, on each matter submitted to a vote at the meeting.

What constitutes a quorum at the meeting?

In order to conduct business at the meeting, a quorum must be present. Under our Bylaws, a quorum is present if one-third of the total number of outstanding shares of our common stock are present in person or represented by proxy at the meeting. Consistent with applicable state law and our Certificate of Incorporation and Bylaws, we will treat all shares present in person or represented by proxy at the meeting, including so-called “broker non-votes”, as shares present or represented by proxy for purposes of determining the meeting quorum. Broker non-votes are shares held in “street name” by brokers who are present in person or represented by proxy at a meeting, but who have not received a voting instruction on a particular item or matter on behalf of the customers who actually own our shares and the item or matter is not within the broker’s discretionary authority to vote. See “How will broker non-votes be treated in voting on items at the meeting?” on page 2.

How many votes are required for approval of the various items on the agenda?

Item 1 - Election of Directors. The first item on the agenda is the election of four (4) Class C directors. The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote on such matter is required for the election of each such director. A “plurality” in an election of directors means that the nominees with the largest number of votes cast will be elected as directors, up to the maximum number of directors to be chosen at the meeting. At this year’s meeting there are only as many nominees, four (4), as there are directors to be elected, four (4). Therefore, each nominee is assured of election provided he or she receives any “FOR” votes, regardless of how many negative votes (“WITHHOLD AUTHORITY”) such nominee receives.

However, under the Majority Voting Policy in our Corporate Governance Guidelines, if an election of directors is uncontested, as is the case at this year’s meeting, if any nominee receives a number of negative votes (“WITHHOLD AUTHORITY”) exceeding fifty percent (50%) of the total number of shares outstanding and entitled to vote in such election, he or she must tender his or her resignation as director following the meeting. The Governance Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the full Board on appropriate action, which may or may not be to accept such resignation. The Board will take appropriate action on the resignation, taking into account the best interests of the Company and its shareholders.

Item 2 - Ratification of our Independent Auditor. The second item on the agenda is the ratification of the selection of our independent registered public accounting firm, KPMG LLP, as our independent auditor, for the fiscal year ending December 31, 2010. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for such ratification.

Any Other Matters. The affirmative vote of a majority of the shares present in person or represented by proxy and voting on such matter will be required for approval of any other matter that might be properly raised and submitted to a vote at the meeting. However, consistent with our Bylaws, the agenda for this year’s meeting is set and no additional matters, other than Items 1 and 2, may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. On procedural issues, all shares represented by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

What is the impact of a vote to “WITHHOLD AUTHORITY” on Item 1 (Election of Directors)?

On Item 1, Election of Directors, a proxy or ballot marked “WITHHOLD AUTHORITY” will be the equivalent of an abstention from voting. Neither a ballot marked “WITHHOLD AUTHORITY” or an abstention will affect the outcome of the election for any of the nominees if the nominees each receive any votes in favor of their election because there is exactly the same number of nominees as there are director positions to be filled. However, a ballot marked “WITHHOLD AUTHORITY” may have an impact under our Majority Voting Policy in our Corporate Governance Guidelines as described in the prior section “How many votes are required for approval of the various items on the agenda?” on page 1.

What is the impact of a vote to “ABSTAIN” on Item 2 (Ratification of Selection of Independent Auditor)?

In order for Item 2 to be approved by shareholders, it must receive the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter. A proxy or ballot marked “ABSTAIN” on Item 2 will be treated as not having voted on this issue. A proxy or ballot marked “AGAINST” on Item 2 will be treated as having been voted against such matter. Therefore, a vote “AGAINST” Item 2 will make it harder to achieve shareholder approval than a vote to “ABSTAIN”.

How will broker non-votes be treated in voting on items at the meeting?

When shares are held in “street name” by the broker, it is the broker who solicits the shareholder’s vote and provides us with the results of the vote of all of its customers who own Company shares. Under the rules that govern securities brokers, if a broker does not receive voting instructions from its customers regarding the shares held in street name by the broker, the broker may only vote such shares in its discretion on “routine” matters put to a vote of shareholders at a meeting. All shares for which the broker does not receive voting instructions are not eligible to be voted by the broker on “non-routine” matters. When shares are ineligible for voting by a broker on a proposal at a shareholders’ meeting, i.e., because the matter is non-routine, those votes of such ineligible shares are referred to as “broker non-votes.” Broker non-votes on any non-routine matter presented at the meeting are not treated as being present or represented by proxy. Under current stock exchange regulations, an election of directors at a shareholder meeting, Item 1, is a non-routine matter and the ratification of the selection of the Company’s independent auditor, Item 2, is a routine matter. Please note in particular that this is the first year broker non-votes will not be counted with regard to the election of directors, so your vote is important. We urge you to provide instructions to your broker so that your votes may be counted.

How are Plan shares voted?

If you are enrolled in the Arrow Dividend Reinvestment Plan (“DRIP”), the shares in your account as of the March 1, 2010 record date will be combined with all shares of common stock owned by you directly on March 1, 2010 and will be presented to you for voting by you on a single voting form.

If you are enrolled in the Company’s Stock Purchase Plan (“SPP”), the shares of common stock owned by you in your SPP account on the March 1, 2010 record date will be presented to you for voting by you on a separate voting form.

If you are a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), the shares of common stock owned by you in the ESOP on the March 1, 2010 record date will be voted on your behalf by the ESOP Trustee in accordance with voting instructions you provide to the Trustee on a separate voting form that you will receive from the Plan Administrator. The ESOP Trustee will vote the ESOP shares in accordance with these voting instructions. If you do not provide the Trustee with instructions on how to vote your ESOP shares, the Trustee will vote your shares in the same way the Trustee will vote all shares held in the ESOP that are not yet allocated to participant accounts, i.e., in accordance with the “mirror voting” provisions of the ESOP. Under the “mirror voting” provisions, all such shares will be voted in a pro rata manner calculated to most accurately reflect the instructions received from accountholders who provide voting instructions for their shares to the Trustee.

How do I submit my proxy?

Shareholders of record on March 1, 2010 are entitled to vote at the Annual Meeting of Shareholders, which will be held on April 28, 2010. Whether or not you attend that meeting, we encourage all shareholders to submit a proxy with their vote before the meeting. Shareholders may vote online at www.proxyvote.com or by telephone by calling toll-free 1-800-690-6903. We encourage you to vote online or by telephone.

If you have not voted within ten (10) days after we mail the original Notice, we may mail you a second Notice, along with a proxy voting card to be completed and returned to our proxy voting tabulator. We will include a postage-paid business reply envelope for this purpose. If your shares are held by a broker or bank, you must follow the voting instructions on the form you receive from your broker or bank.

If you return a proxy card, but no specific voting instructions are given with respect to an item, your shares will be voted “FOR” each of the four (4) Class C nominees and “FOR” the ratification of the appointment of KPMG LLP as our independent auditor for 2010, as applicable.

May I revoke my proxy?

Yes, you have the power to revoke your proxy at any time prior to the voting of the proxy at the Annual Meeting of Shareholders. You may revoke your proxy by (i) attending the meeting and voting your shares of stock in person, or prior to the meeting, by (ii) Internet or by Telephone on a later date, or (iii) delivering a written notice of revocation of proxy or a later-dated properly executed proxy to our Corporate Secretary at the following address:

Mr. Thomas J. Murphy, CPA

Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

How are proxies being solicited?

Proxies are being solicited electronically, by telephone and by mail. Proxies may also be solicited, without additional compensation, by our directors, officers and other employees personally, by telephone or other means. We will bear all costs of proxy solicitation. If we utilize the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, we will reimburse them for their out-of-pocket expenses.

PROPOSALS BY SHAREHOLDERS

May a shareholder raise a matter for consideration to the Board of Directors at the annual meeting?

If a shareholder wishes to have a proposal included in the Company’s proxy statement for an annual meeting, including the nomination of a person for election to the Board of Directors, the shareholder must satisfy the requirements established under our Bylaws and the requirements established by the Securities and Exchange Commission (“SEC”). Rule 14a-8 under the Securities Exchange Act of 1934, requires that shareholders requesting to have a proposal included in the Company’s proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the date the Company’s proxy statement was released to shareholders for the prior year’s annual meeting. Therefore, any shareholder requesting to submit a proposal for inclusion in the Company’s proxy statement for the 2011 annual shareholders' meeting must deliver a proposal to the Corporate Secretary, at the address listed above, no later than November 15, 2010. If the date of the Company’s annual meeting is changed by more than 30 days from the date of the prior annual meeting, different rules apply. Any shareholder proposal must satisfy the SEC rules, including a clear description of the proposal, a brief statement supporting the proposal and all required information about the proposing shareholder, and must contain the information specified in our Bylaws, including, without limitation, the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or person proposed to be nominated, and the number of shares of our common stock owned by the proposing shareholder.

If a shareholder wishes to raise a matter for consideration at the annual meeting, but not include the proposal in the Company’s proxy statement, the shareholder must comply with the requirements set forth under our Bylaws. Our Bylaws require that the shareholder give notice to the Corporate Secretary of the Company not less than 120 days before the anniversary date of the prior annual meeting date. Therefore, any shareholder wishing to raise a matter for consideration at the 2011 annual shareholders’ meeting must deliver a proposal to the Corporate Secretary, at the address listed above, no later than December 29, 2010. If the date of the Company’s annual meeting is changed by more than 30 days from the date of the prior annual meeting, different rules apply. The notice must contain the information specified in our Bylaws, including, without limitation, the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or person proposed to be nominated, and the number of shares of common stock owned by the proposing shareholder.

For further information on the process for shareholders to submit recommendations to the Board for its nominees for director, see “Shareholder Submissions of Candidates” on page 12.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth the beneficial ownership of the Company’s common stock, as of January 15, 2010, by (i) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company and (iv) all directors, director nominees and executive officers as a group.

The number of shares of our common stock shown in the following security ownership table as beneficially owned by each director nominee, director and executive officer and 5% shareholder is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock that the individual has the right to acquire within 60 days of January 15, 2010 through the exercise of any option, warrant or right. Unless otherwise indicated below, the shares of common stock in the table below are owned directly and the indicated person or entity has sole voting power or investment power over the shares of common stock shown. As of January 15, 2010 there were 11,024,093 shares of our common stock outstanding.

Director Nominees, Directors and Executive Officers: (a)	Shares of Company Common Stock Beneficially Owned as of January 15, 2010
	Number	Percent (b)
Herbert O. Carpenter	8,720 (c)	*
John J. Carusone, Jr.	6,982 (d)	*
Michael B. Clarke	19,718 (e)	*
Gary C. Dake	13,059 (f)	*
David S. DeMarco	28,424 (g)	*
Mary-Elizabeth T. FitzGerald	8,175 (h)	*
Terry R. Goodemote, CPA	15,870 (i)	*
Thomas L. Hoy	215,906 (j)	1.95%
David G. Kruczlnicki	14,233 (k)	*
Elizabeth O’C. Little	8,253 (l)	*
David L. Moynehan	30,531 (m)	*
John J. Murphy	88,414 (n)	*
Thomas J. Murphy, CPA	4,327 (o)	*
Raymond F. O’Conor	71,278 (p)	*
Richard J. Reisman	18,677 (q)	*

Shares of Directors and Executive Officers as a Group (15 persons)	552,567 (r)	4.94%

5% Shareholder:

BlackRock, Inc.	591,193 (s)	5.37%
40 East 52nd Street
New York, NY 10022

Notes to Stock Ownership Table:

(a)

All of our directors and executive officers use our Company address which is 250 Glen Street, Glens Falls, New York 12801.

(b)

The use of an asterisk (“*”) denotes a percentage of less than 1%.

(c)

Includes 1,912 shares held directly by Mr. Carpenter, 6,551 shares held in Mr. Carpenter’s Stock Purchase Plan (“SPP”) account, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(d)

Includes 6,721 shares held directly by Mr. Carusone, 4 shares held in Mr. Carusone’s SPP account, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(e)

Includes 2,161 shares held directly by Mr. Clarke, 17,300 shares held directly by Mr. Clarke’s wife in a revocable trust, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(f)

Includes 5,209 shares held directly by Mr. Dake, 7,634 shares held in Mr. Dake’s SPP account, and 216 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(g)

Includes 100 shares held in Mr. DeMarco’s SPP account, 12,668 shares held in Mr. DeMarco's account under the Company’s Employee Stock Ownership Plan (“ESOP”), and 15,656 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(h)

Includes 7,274 shares held directly by Mrs. FitzGerald, 644 shares held in Mrs. FitzGerald’s SPP account, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(i)

Includes 1,115 shares held directly by Mr. Goodemote, 248 shares held as custodian for his children, 907 shares held in Mr. Goodemote’s SPP account, 5,890 shares held in Mr. Goodemote’s account under the ESOP, and 7,710 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(j)

Includes 94,794 shares held directly by Mr. Hoy, 139 shares held in Mr. Hoy’s SPP account, 673 shares held in Mr. Hoy’s Simplified Employee Pension Plan account, 2,717 shares held directly by Mr. Hoy’s wife, 2,274 shares held by Mr. Hoy’s wife in an Individual Retirement Account, 39,212 shares held in Mr. Hoy’s account under the ESOP, 3,094 shares held in a Hoy family irrevocable trust as to which Mr. Hoy is grantor and 73,003 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(k)

Includes 4,078 shares held directly by Mr. Kruczlnicki, 9,898 shares held in Mr. Kruczlnicki’s SPP account, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(l)

Includes 6,944 shares held directly by Senator Little, 1,052 shares held in Senator Little’s SPP account, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(m)

Includes 19,285 shares held directly by Mr. Moynehan, 5,137 shares held in Mr. Moynehan’s SPP account, 5,852 shares held jointly by Mr. Moynehan with his wife, and 257 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(n)

Includes 14,022 shares held directly by Mr. John Murphy, 28,865 shares held jointly by Mr. J. Murphy with his wife, and 45,527 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(o)

Includes 1,519 shares held in Mr. Thomas Murphy’s SPP account, 457 shares held in Mr. T. Murphy's account under the ESOP, and 2,351 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(p)

Includes 24,433 shares held directly by Mr. O'Conor, 843 shares held in Mr. O'Conor’s SPP account, 17,325 shares held in Mr. O'Conor's account under the ESOP, and 28,677 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(q)

Includes 10,289 shares held directly by Dr. Reisman, 7,735 shares held in Dr. Reisman’s SPP account, 410 shares held directly by Dr. Reisman’s wife, and 243 shares subject to exercisable options within sixty (60) days awarded under the Company’s long-term incentive compensation plan.

(r)

Includes an aggregate of 175,182 shares subject to exercisable options.

(s)

Based solely upon a Schedule 13G filed on January 29, 2010 with the Securities and Exchange Commission in which BlackRock, Inc. reported that as of December 31, 2009, it had sole and dispositive voting power over all of these shares. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, Barclays Global Investors, NA and certain of its affiliates are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings. BlackRock, Inc. and its affiliates provide asset and investment management services.

Our subsidiary banks, Glens Falls National Bank and Trust Company ("GFNB") and Saratoga National Bank and Trust Company (“SNB), in their capacity as fiduciary of numerous accounts in their respective Trust Departments, including as trustee of our Employee Stock Ownership Plan ("ESOP"), held 1,522,963 shares of our common stock, or 13.82% of the total shares outstanding and entitled to vote on our March 1, 2010 record date. GFNB and SNB were the beneficial owners of only a relatively small number of these shares. Other persons, such as the individual ESOP participants, had the sole power to vote and/or direct the disposition of most of these shares. As a result, neither GFNB nor SNB were the beneficial owners of more than 5% of the shares of our common stock outstanding and entitled to vote on the March 1, 2010 record date.

ITEM 1 — ELECTION OF DIRECTORS

Under our Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. Under our Bylaws, the total number of directors is as specified from time-to-time by our Board of Directors. We currently have eleven (11) directors on our Board.

The first Item to be acted upon at the meeting is the election of four (4) directors to Class C (the class whose term expires at this meeting) of our Board of Directors, to three-year terms to expire in 2013. The only nominees are the four (4) individuals nominated by the Board of Directors. Upon recommendation by the Board’s Governance Committee, the Board nominated Herbert O. Carpenter, Gary C. Dake, Mary-Elizabeth T. FitzGerald and Thomas L. Hoy for election to Class C of the Board of Directors, each to hold office for a term of three years or until his or her successor shall be duly elected and qualified. Each of the nominees is currently serving as a director and each was previously elected by our shareholders to his or her position, most recently at our 2007 Annual Meeting of Shareholders.

Under applicable law, directors are elected by a plurality of the shares voted at the meeting, meaning the nominees receiving the most “FOR” votes for the available seats will be elected. Because at this year’s meeting there are only as many nominees as there are directors to be elected, each nominee is assured of election as long as he or she receives any “FOR” votes, regardless of how many negative votes (“WITHHOLD AUTHORITY”) the nominee receives. However, under the Majority Voting Policy in our Corporate Governance Guidelines, if an election of directors is uncontested, as will be the case at this year’s meeting, any nominee for director who receives a negative vote (“WITHHOLD AUTHORITY”) from the holders of a number of shares exceeding fifty percent (50%) of the total number of shares that are outstanding and entitled to vote in such election, must tender his or her resignation as director following the meeting, even though the nominee has technically been elected a director. Under this policy, the Governance Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the full Board on appropriate action. The Board may take such action on the resignation as it deems appropriate, taking into account the best interests of the Company and its shareholders.

All proxies which are in proper form and received timely by the Corporate Secretary prior to the election of directors at the meeting, and which have not been revoked, will be voted “FOR” the Board’s nominees described above, unless any nominee is unable to serve or, for good cause, refuses to serve, subject to any specific voting instructions received with any proxy, including the direction to “WITHHOLD AUTHORITY” to vote for any one or more nominees.

Each of the nominees has consented to being named in this proxy statement and to serve if elected. The Board knows of no reason to believe that any nominee will decline or be unable to serve if elected.

VOTE RECOMMENDATION:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR (ITEM 1 ON THE PROXY CARD).

Information regarding Director Nominees and our Continuing Board of Directors

The following table sets forth each director and director nominee and includes such person’s name, age as of the date of the Shareholders Meeting, April 28, 2010, the year he or she first became a director, the year in which his or her term will expire, such person’s principal occupation or employment for the last five years and current status with respect to being an independent member of the Board of Directors. All current directors of the Company also serve as directors of its principal subsidiary bank, Glens Falls National Bank and Trust Company, except for Mr. Carusone and Mr. Dake who also serve as directors of the Company’s other subsidiary bank, Saratoga National Bank and Trust Company.

Name	Age	Year First Elected Director	Term to Expire	Principal Occupation or Employment for Last Five Years (a)	Independent Yes / No
Class C Director Nominees
Herbert O. Carpenter	72	2007	2010	Mr. Carpenter is the Chairman of Northeast Printing and Distribution Company, which provides commercial printing, publishing, mailing, fulfillment and distribution services.	Yes

Gary C. Dake	49	2003	2010	Mr. Dake is the President of Stewart’s Shops Corp., a regional chain of convenience stores.	Yes

Mary-Elizabeth T. FitzGerald	70	2001	2010	Mrs. FitzGerald was formerly the Executive Director of Tri-County United Way. Mrs. FitzGerald retired in 1997.	Yes

Thomas L. Hoy	61	1996	2010

Mr. Hoy has served as Chairman, President and Chief Executive Officer of the Company since 2005, as President since 1996, as Chief Executive Officer since 1997, and has served as President of Glens Falls National Bank and Trust Company since 1995.

					No (b)
Class A Directors
Elizabeth O’C. Little	69	2001	2011	Senator Little has served as the New York State Senator from the 45th District since 2003. Prior to 2003, Senator Little served as the New York State Assemblywoman from the 109th District.	Yes

John J. Murphy (c)	58	2007	2011

Mr. J. Murphy formerly served as our Executive Vice President, Treasurer and Chief Financial Officer and as the Senior Executive Vice President and Chief Financial Officer of Glens Falls National Bank and Trust Company. Mr. J. Murphy retired on December 31, 2006.

					No (b)

Richard J. Reisman, D.M.D.	64	1999	2011	Dr. Reisman is an Oral and Maxillofacial Surgeon in Glens Falls, New York. He is also Chairman of the Section of Dentistry at Glens Falls Hospital, a regional medical center.	Yes
Class B Directors
John J. Carusone, Jr.	68	1996	2012	Mr. Carusone is an attorney with Carusone & Carusone in Saratoga Springs, New York.	Yes

Michael B. Clarke	63	2006	2012	Mr. Clarke was formerly the President and Chief Executive Officer of Lone Star Industries, engaged in the business of cement manufacturing. Mr. Clarke retired in 2005.	Yes

David G. Kruczlnicki	57	1989	2012	Mr. Kruczlnicki is the President and Chief Executive Officer of Glens Falls Hospital, a regional medical center.	Yes

David L. Moynehan (c)	64	1987	2012	Mr. Moynehan is the President of Riverside Gas & Oil Co., Inc., a convenience store retailer.	Yes

Notes to Director Information Table:

(a)

The business experience of each nominee and director during the past five years was that typical of a person engaged in the principal occupation or business listed for each such person during that period.

(b)

Mr. Hoy is not independent due to his position as our Chief Executive Officer. Mr. J. Murphy is not independent due to his prior service as our Chief Financial Officer and his continuing service as a consultant to the Company.

(c)

No family relationship exists between any two or more of the nominees, directors or executive officers of the Company or its subsidiaries, except that the wives of Mr. Moynehan and Mr. J. Murphy, our former Executive Vice President, Treasurer & Chief Financial Officer of the Company, are sisters.

Qualifications of the Board of Directors

In accordance with the policies and principles of the Governance Committee charter, the Governance Committee reviews and considers the experience, qualifications, attributes and skills, taken as a whole, in its selection of directors and nominees for its Board of Directors. For more information on the director nomination process, see “Director Nomination Process” on page 11. The Governance Committee has set no specific minimum qualification for a nominee to the Board of Directors, although under our Bylaws, no person may stand for election as director after attaining age 75. Generally, the Governance Committee focused on the information discussed in each of the directors’ individual biographies as set forth in the table on page 7. In particular, the Board of Directors, on the recommendation and input of the Governance Committee, considered the following attributes of our nominees and continuing directors in its assessment:

•

With regard to Mr. Carpenter, the Board considered his extensive business experience with a manufacturing company with multi–facility operations as well as his former and current broad based civic and community service and his experience as a member of the Board of Directors of the Company’s principal subsidiary, Glens Falls National Bank and Trust Company (“GFNB”) beginning in 2004.

•

With regard to Mr. Dake, the Board considered his extensive business experience with a vertically integrated, multi-state convenience store chain as well as his background in economics.

•

With regard to Mrs. FitzGerald, the Board considered her educational background as well as her background in professional standards and multi-board trustee experience.

•

With regard to Mr. Hoy and Mr. J. Murphy, the Board considered their expertise in the banking, investment and financial industries, and long tenures of thirty-five-plus years for both Mr. Hoy and Mr. J. Murphy, serving in various capacities with the Company and its subsidiary banks during that time, including Mr. J. Murphy’s experience as a member of the Board of Directors of the Company’s principal subsidiary, GFNB, beginning in 2003.

•

With regard to Senator Little, the Board considered her organizational leadership skills and community involvement as a state politician as well as her experience on numerous state commissions and councils.

•

With respect to Dr. Reisman, Mr. Carusone, and Mr. Moynehan, the Board considered their educational backgrounds, their current executive experience and their expertise in the banking and financial industries.

•

With regard to Mr. Clarke, the Board considered his experience as an executive at several private companies, his finance background and his long-standing historical knowledge of the Company, including his previous experience serving on our Board from 1988 through 1999, prior to his relocation out of the area.

•

With regard to Mr. Kruczlnicki, the Board considered his experience as a health care executive with finance and human resources experience as well as his extensive directorship experience at numerous private and regional organizations.

OTHER EXECUTIVE OFFICERS

The following information, as of the record date, March 1, 2010, pertains to the Company’s named executive officers and executive officers who are not directors of the Company.

Terry R. Goodemote, CPA has served as our Senior Vice President, Treasurer and Chief Financial Officer and as the Executive Vice President, Treasurer and Chief Financial Officer of Glens Falls National Bank and Trust Company (“GFNB”) since 2008. Mr. Goodemote was first appointed Chief Financial Officer and Treasurer of the Company and GFNB on January 1, 2007. Prior to becoming Chief Financial Officer, Mr. Goodemote served as Senior Vice President and Head of the Accounting Division of GFNB. Mr. Goodemote started with the Company in 1992 and is 46.

David S. DeMarco has served as our Senior Vice President since May 1, 2009. Mr. DeMarco also serves as our Executive Vice President and Head of the Branch, Corporate Development, Financial Services & Marketing Division of GFNB since January 1, 2003 and as Chairman of Capital Financial Group, Inc., a subsidiary of GFNB since January 1, 2007. Mr. DeMarco started with the Company in 1987 and is 48.

Raymond F. O’Conor has served as our Senior Vice President since May 1, 2009. Mr. O’Conor also serves as the Chairman, President and Chief Executive Officer of Saratoga National Bank and Trust Company (“SNB”) since April 2007. Prior to that, Mr. O’Conor was President and Chief Executive Officer of SNB since January 1, 1996. Mr. O’Conor started with the Company in 1985 and is 54.

Thomas J. Murphy, CPA has served as our Vice President & Corporate Secretary since May 1, 2009. Prior to that, Mr. T. Murphy was Assistant Corporate Secretary of the Company beginning in 2008. Mr. T. Murphy also serves as Senior Vice President (2008) and Senior Trust Officer (2010), Corporate Secretary (2009), Cashier (2009) and Manager of the Personal Trust Department (2004) of GFNB. Mr. T. Murphy was hired as a Vice President and Manager of the Personal Trust Department of GFNB in 2004. Mr. T. Murphy is 51.

CORPORATE GOVERNANCE

Board Independence

Our Board of Directors currently is comprised of eleven (11) directors. Under the National Association of Securities Dealers Automated Quotation (“NASDAQ”®) stock market listing standards, a majority of the members of the full Board must qualify as “independent” as defined in those standards. Based on the information available to it, the Board of Directors has determined that the following nine (9) directors qualify as independent directors: Directors Carpenter, Carusone, Clarke, Dake, FitzGerald, Kruczlnicki, Little, Moynehan and Reisman. Each of the independent directors is either up for reelection at this meeting or will continue in office after the meeting. Therefore, the Company’s Board satisfies the NASDAQ requirement that a majority of the Board be independent. Mr. Hoy is not independent due to his position as our Chief Executive Officer. Mr. J. Murphy is not independent due to his prior service as our Chief Financial Officer and his continuing service as a consultant to the Company. Mr. J. Murphy provides consulting services to the Company under a Consulting Agreement with the Company. See “Compensation of Directors” on page 30 and “Mr. J. Murphy Consulting Agreement” on page 33.

In making independence determinations for individual directors, the Board considers transactions and relationships between the Company or its subsidiaries with the director and his or her immediate family or with any business that is controlled by the director. The purpose of this review is to determine 1) whether any such transactions or relationships may cause the director not to meet the objective requirements for independence established under the NASDAQ listing standards or the applicable SEC rules or, 2) whether any such transactions or relationships are otherwise sufficiently material such that the Board, in its subjective judgment, is unable to conclude that the director is independent. The types of transactions and relationships that might cause a director not to qualify as independent under the NASDAQ standards or not to be deemed independent by the Board in the exercise of its subjective judgment are not necessarily the same types of transactions and relationships that are required to be disclosed elsewhere in this proxy statement or in other reports filed with the SEC.

In making determinations about the independence of directors, the Governance Committee and the Board consider the objective standards that directors must meet under the NASDAQ standards as well as a variety of subjective factors. These subjective factors include particular or unique relationships between the Company and the director or the director’s interests, even if such relationships do not exceed the specific dollar or other thresholds that would disqualify the director from being independent. Therefore, in assessing the independence of Mr. Dake and determining that Mr. Dake was independent, the Governance Committee and the Board considered the business transactions in 2009 between Glens Falls National Bank and Trust Company and/or Saratoga National Bank and Trust Company and Stewart’s Shops Corp., of which Mr. Dake is President, and determined that these transactions were below the objective dollar threshold established by NASDAQ for determining when a director ceases to be independent, and that the transactions were not material to either the Company, its subsidiary banks, or Stewart’s, and did not compromise the independence of Mr. Dake. In assessing the independence of Mr. Carusone the Governance Committee and the Board considered payments made in 2009 to Mr. Carusone’s law firm for legal services rendered by the firm to or on behalf of Saratoga National Bank and Trust Company and determined that those payments were below the NASDAQ objective limit for independence, and that they were not material in amount and did not compromise the independence of Mr. Carusone. In assessing the independence of director Herbert O. Carpenter, the Governance Committee and the Board considered payments made in 2009 by Glens Falls National Bank and Trust Company to Northeast Printing and Distribution Co., of which Mr. Carpenter is the Chairman, for printing and advertising services, and determined that those payments were below the NASDAQ objective limit for independence, and that they were not material in amount and did not compromise the independence of Mr. Carpenter. See “Transactions with Directors, Officers and Associated Persons” on page 34 for further information on these transactions.

Audit Committee Independence and Financial Experts

The Board of Directors has determined, based on the information available to it, that Directors Clarke and Kruczlnicki each qualify as an "Audit Committee Financial Expert" as defined in the rules of the SEC. The Board of Directors has also determined, based on the information available to it, that Directors Clarke, FitzGerald, Kruczlnicki and Reisman each qualify as independent, both under the listing standards of NASDAQ and under the SEC’s more rigorous independence requirements for Audit Committee.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Thomas L. Hoy. Since 2005, when Mr. Hoy assumed the role of Chairman following the retirement of our prior Chairman, the Company has operated using the traditional U.S. board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board of Directors. The Board believes that the Company has been well-served by this leadership structure and that this structure continues to be the optimal structure for our Company and our shareholders. The Board believes that this structure demonstrates to our employees, customers and shareholders strong leadership, with a single person having primary responsibility for managing the Company's operations. In balance, the Company has a Board comprised largely of independent Directors (nine of eleven), who meet regularly in executive session, and has designated a Lead Director to chair meetings of the independent Directors.

The Lead Director serves as a liaison between the Chairman and the independent Directors. The Lead Director's functions include facilitating executive sessions of the independent Directors as well as setting the agenda for and presiding at executive sessions. The Lead Director will also report developments to the full Board, as needed, with respect to the determinations and deliberations of the independent Directors. The Board, on an annual basis, will continue as part of its review of corporate governance and succession planning, to evaluate the Board's leadership structure to ensure that it remains best suited for our Company and our shareholders.

Our Board of Directors has responsibility for the oversight of risk management. Our Board of Directors, either as a whole or through its committees, regularly discusses with management areas of material risk exposures, their potential impact on the Company, the steps we take to monitor risk exposure and controls to mitigate such exposures.

While the Board is ultimately responsible the oversight of risk management at our Company, our Board committees assist the Board in fulfilling its oversight responsibilities. In particular, the Audit Committee reviews financial risk exposures through monitoring the independence and performance of the Company’s auditors and the quality and integrity of the Company’s financial reporting process and systems of internal controls. The Governance Committee focuses on the management of risks associated with Board organization, membership and structure, through the nomination process and independence assessment, and the organizational and governance structure of the Company, through periodic review of Board practices and policies concerning corporate governance and the performance of the Board. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, through a review of compensation to executive officers, directors and employees in general. Finally, the Directors receive periodic reports from the Company’s Enterprise Risk Management Committee chaired by our Chief Financial Officer.

Board Committees

The Audit Committee, currently consisting of Directors Clarke, FitzGerald, Kruczlnicki and Reisman, met four (4) times during 2009. Mr. Clarke serves as Chairman of this committee. The Audit Committee’s primary duties and responsibilities are to monitor the independence and performance of the Company’s independent auditors and internal audit department, monitor the quality and integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting and legal compliance, and provide a means of communication among the independent auditors, management, the internal audit department and the Board of Directors. In accordance with applicable rules, the Audit Committee must specifically approve in advance all services performed by the independent auditor, including audit and audit-related services and non-audit services. For additional information, see “Report of the Audit Committee” on page 33.

The Compensation Committee, currently consisting of Directors Carusone, Clarke, Dake, Kruczlnicki and Reisman, met five (5) times during 2009. Mr. Carusone serves as Chairman of the Compensation Committee. The Compensation Committee’s principal responsibility is to review and approve, not less often than annually, all aspects of the compensation arrangements and benefit plans covering our executive officers, including the Chief Executive Officer. The Compensation Committee also periodically reviews the compensation of our Board of Directors and makes recommendations to the full Board with respect to the types and amounts of compensation payable to the directors for service on the Board and Board committees. The Compensation Committee also consults with management and provides general oversight of the compensation and benefit programs and policies for employees generally. For more information on the Compensation Committee’s involvement with executive compensation, see “Compensation Discussion and Analysis”, beginning on page 12.

The Governance Committee, currently consisting of Directors Carpenter, Carusone, Dake, FitzGerald, Kruczlnicki and Little, met four (4) times during 2009. Mr. Kruczlnicki serves as Chairman of the Governance Committee. The Governance Committee is specifically charged with the following responsibilities: (i) to establish procedures with respect to the director nomination process, to review and consider director nominees and make recommendations to the Board regarding nominees, (ii) to review and recommend practices and policies concerning corporate governance, (iii) to review annually and report to the Board considering the independence of our directors under applicable law, (iv) to review annually and report to the Board considering the performance of our Board of Directors, (v) to review and make recommendations regarding Company codes of conduct and ethics policies for our directors, executive officers and employees and with respect to our Committee charters, and (vi) to review director training initiatives. For more information on the director nomination process and how a shareholder may participate in that process, see “Shareholder Submissions of Candidates” on page 12.

A copy of each of the current charters of the Audit Committee, Compensation Committee and Governance Committee is available on our website at www.arrowfinancial.com under the link “Corporate Governance.”

In addition to regular Board and committee meetings, the independent members of the Board periodically meet in executive session to discuss any matters deemed relevant to the Company’s operation and condition. No current or former members of management are in attendance during these executive sessions. These sessions are chaired by the Lead Director, an independent director elected by the nine independent directors of the Board. Currently, the Lead Director is Mr. Moynehan. When held, executive sessions normally convene immediately following the regular Board of Directors meetings. The Lead Director will poll independent directors in attendance on their desire to meet in executive session and, if there is a consensus to do so, an ad hoc executive session will be held.

Meetings of the Board of Directors; Director Attendance at Meetings

When the Governance Committee evaluates incumbent directors in determining whether to recommend them for re-nomination, it takes into consideration their attendance record at meetings of the Board and committees of the Board on which they served, as well as at annual shareholders’ meetings. In 2009, the Board of Directors of the Company met seven (7) times and each committee met at least four (4) times. During 2009, each of the directors of the Company attended all seven meetings of the Board and all Board committee meetings on which the director served, i.e., there was 100% attendance of meetings during 2009. All directors are encouraged to attend our Annual Meeting of Shareholders, and in 2009 all but one of our directors did attend this meeting.

Communications with the Board of Directors

Shareholders may communicate to our Board of Directors or to an individual director or directors or to a particular committee of the Board any concerns they have as shareholders of the Company by submitting typed or handwritten communications to the following address:

Board of Directors – Shareholder Communications

c/o Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

The Corporate Secretary will review all communications and will timely advise the Board of any communication determined to be of a serious nature. Shareholder communications to a particular director or committee will be forwarded by the Corporate Secretary to the appropriate director or committee. The Corporate Secretary will periodically summarize all shareholder communications received and make all such communications available for the directors' review. In order to efficiently process all shareholder communications, the Corporate Secretary, with the Board's approval, may seek the assistance of appropriate Company employees and/or outside counsel or advisors to review and evaluate shareholder communications. In all cases, the complete text of shareholder communications will be made available for review by the directors.

Director Nomination Process

In accordance with the policies and principles of the Governance Committee charter, the Governance Committee is responsible for identifying and recommending to the full Board suitable nominees for directorship, including re-nomination of incumbent directors. The Governance Committee will consider nominee proposals received by it from shareholders under the procedures outlined below in “Shareholder Submissions of Candidates.” In reaching a decision on individual candidates, the Governance Committee evaluates whether the individual's knowledge, experience, skill and expertise may enhance the Board's oversight and direction of the business of the Company. The Governance Committee further assesses an individual’s understanding of the regulatory and policy environment in which the Company does business and the individual’s interest in the communities served by the Company. More generally, the Governance Committee considers other factors including an individual's personal character, integrity, financial acumen and prior experience as a director. The Governance Committee seeks a diversity of backgrounds, occupations, viewpoints and gender, as well as a balance among age groups and a connection with the communities served by the Company. Generally, the Governance Committee will not recommend a new candidate for nomination unless the individual has demonstrated notable leadership and accomplishment in business, the professions, higher education, politics or cultural endeavors. In the case of incumbent directors, the Governance Committee also considers the incumbent’s past performance as a director of the Company and/or its subsidiaries. As a general rule, the Governance Committee will not recommend for nomination individuals who are concurrently serving as a director of more than two other public companies.

The Governance Committee will employ its own search protocols to identify new candidates for director, as well as seek suggestions from management and review suggestions from shareholders. The Governance Committee applies the same screening process to all suggested candidates, regardless of the source. The timing of the consideration of a candidate will depend upon the current and anticipated future structure of the Board. The Board of Directors will give substantial weight to the recommendations of the Governance Committee in selecting nominees for election as directors of the Company and in its appointment of interim directors. Under normal circumstances, the Board will not select nominees, including incumbent directors, who have not been recommended by a majority of the members of the Governance Committee.

Under our Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. Under our Bylaws, the total number of directors is as specified from time-to-time by our Board of Directors. The current number of directors is eleven (11).

Shareholder Submissions of Candidates. The Governance Committee has adopted a policy governing submissions by shareholders of candidates for the Governance Committee to consider in making its recommendations to the full Board on nominees for director. The policy also governs the Governance Committee's consideration of such candidates. Shareholder submissions must contain certain information about the candidate, which is described in detail in the Company’s Corporate Governance Guidelines. The Governance Committee may utilize appropriate Company employees and outside advisors to assist it in screening and analyzing shareholder submissions. All candidates properly submitted will be considered by the Governance Committee. In cases where the candidate is deemed not suitable, the consideration may be perfunctory and, even in cases where serious consideration is deemed warranted, that consideration may be deferred until a later date. All candidate submissions must be in writing and addressed to the following address:

Board of Director Candidates

c/o Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

The Corporate Governance Guidelines may be obtained from the Corporate Secretary at the same address.

Shareholders may also act directly to nominate their own candidates for director at annual or special meetings of shareholders. Such direct nominations by shareholders are subject to the procedures set forth in our Bylaws and the rules of the SEC, including minimum advance notice to the Board. For more information, see “Proposals by Shareholders” on page 3.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and directors, as well as any 10% shareholders of the Company, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC regarding their ownership of our stock, including changes in their stock ownership. The Company receives and reviews copies of these reports and/or written statements received from officers and directors stating they are not required to file any such reports. Based solely on our review of these reports and statements, all but two (2) of our directors and executive officers filed on a timely basis all Section 16(a) reports required to be filed by them in 2009. Mr. Carusone filed one (1) late report, disclosing two (2) transactions and Mrs. FitzGerald filed one (1) late report, disclosing five (5) transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Despite the challenging environment confronted by the financial services industry throughout 2009, we reported record earnings and continued growth of the franchise. Our concentration on the fundamentals has allowed the Company to achieve double-digit growth rates in several key balance sheet categories, resulting in record levels in period-end amounts for assets, deposits and capital levels. Furthermore, our asset quality remained strong at year-end, as measured by low levels of nonperforming assets and very low charge-off levels in spite of the difficulties currently experienced in the banking and financial markets. By most financial measures, we have exceeded our own performance expectations, as well as those of our industry and our peers. We have done this by maintaining our focus on fundamentals and prudent underwriting. As a regional banking company operating in northeastern New York State, we compete in a mature banking market characterized by intense competition and high consumer expectations regarding pricing and delivery of financial products. We believe a key element of our success is the ability of our senior management to formulate and execute strategic plans that enable us to achieve long-term profitability and growth within acceptable parameters of risk. Our executive compensation program is designed to attract, motivate and retain senior management who can lead our Company to achieve those objectives.

Compensation Philosophy

The general purpose and goal of our executive compensation program is to attract and retain key executives and to motivate them to help the Company maintain and improve long-term profitability within acceptable risk parameters. Year-to-year determinations regarding executive compensation are based on corporate and individual performance, taking into account compensation paid to executives at peer group banks.

Our total compensation program consists of base salary, annual incentives, long-term incentives and benefits. We believe that these components work together in a holistic manner to create a total compensation program that aligns pay and performance. Our cash compensation consists of base salary and annual incentive/bonus compensation. Base salary recognizes executives based on their role and contributions while the annual bonus/incentive rewards Company and individual performance relative to our annual performance goals. Long-term incentive is provided in the form of stock options to align our executives with shareholders and as a reward for growth in our stock price. Together these components encourage management to maintain a balance between annual performance and long-term stock price growth, designed for the ultimate benefit of our shareholders.

The objective of our benefit package program is to provide appropriate security and benefits for our executives. Executives are eligible for the same benefits package we offer all our employees who work a minimum of 1,000 hours per calendar year which includes medical, dental, life and long-term disability insurance and retirement plans. Executive benefits include employment and change-in-control agreements, supplemental executive life insurance, and a company automobile, the only executive perquisite.

Our executive compensation program is periodically reviewed to ensure that the mix of security versus performance, fixed versus variable, short versus long-term, cash versus equity-based compensation and benefits provided is appropriate in light of market trends and the Company’s primary business objectives. Our policy and practice is to consider the Company’s performance compared to peer and industry performance, as well as market compensation levels in making our short and long-term compensation decisions to ensure our compensation package effectively reflects performance.

Risk Oversight of the Company Compensation Program

The Company carefully monitors our compensation levels to ensure that they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Traditionally, banking organizations and supervisors relied on strong risk management, internal controls and corporate governance to help constrain risk-taking. However, the financial crisis has illustrated that the incentives created by poorly designed and implemented incentive compensation arrangements can be powerful enough to overcome risk controls. Performance awards under an incentive compensation program should be aligned with the institution’s overall business strategy and support the desired risk profile. Based on current and evolving best practices guidance and in consultation with our outside consultants, management conducted a compensation risk assessment of the various elements of its overall compensation program, including all incentive compensation programs. Management completed an inventory of compensation programs, including incentive compensation programs, evaluated the plans, determined the existence of management and committee oversight, considered appropriate risk mitigants and assigned a risk rating based on documentation to support these controls. We recognize that an effective incentive program should encourage and reward appropriate performance and requires an element of risk-taking which is in the long-term benefit of the Company and shareholders. Utilizing an approach consistent with our Company’s conservative philosophy, we have determined that the overall design of the compensation programs and its oversight is effective in mitigating risk. Based on our evaluation, we have determined that the Company’s compensation programs and policies do not create excessive and unnecessary risk taking. The Company and Compensation Committee will continue to ensure that proper policies are maintained to monitor ongoing risk management and assessment of compensation practices.

Oversight of the Executive Compensation Program

The Compensation Committee oversees our executive compensation policies and process and is responsible for the final decisions on executive compensation for the Chief Executive Officer and other executive officers. The Compensation Committee receives input from the Chief Executive Officer and the full Board of Directors on key compensation policy issues. The Compensation Committee is responsible for reviewing and approving, at least annually, all aspects of the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee makes recommendations on the structure of our executive compensation program to facilitate our corporate goals and objectives. Elements of executive compensation reviewed by the Compensation Committee include base salary, bonus/incentive, long-term incentive compensation (stock-based awards), qualified and non-qualified retirement plans, qualified and non-qualified deferred compensation plans, severance arrangements, employment or other agreements, executive perquisites and other benefits. Five (5) members of our Board of Directors serve on the Compensation Committee, each of whom is independent under the NASDAQ listing requirements. Our Compensation Committee has a significant degree of tenure and stability in membership, which we believe enhances its ability to make informed, well-founded decisions that ensure a long-term view of pay and performance. The Compensation Committee met five (5) times during 2009. The Chair of the Compensation Committee reports on committee actions at meetings of our Board of Directors.

In order to carry out its duties, the Compensation Committee is authorized to seek the assistance and counsel of independent advisors, including compensation consultants, at the Company’s expense. These advisors are hired and directed by, and report directly to, the Compensation Committee. During 2009, the Compensation Committee retained the services of Pearl Meyer & Partners (“PM&P”), an independent outside consulting firm specializing in executive and board compensation to assist the Compensation Committee.

Services included conducting an executive compensation review and providing support with proxy disclosure. Since its work is conducted solely on behalf of the Compensation Committee, PM&P satisfies the independence requirements of the SEC.

Our Chief Executive Officer provides the Compensation Committee with an annual assessment of the performance of the Company as it relates to his own personal performance goals, as well as an assessment of the performance of our executives. Management also provides information and data to the Compensation Committee and outside advisors as requested. Based on best practices and trends in the banking industry provided by its consultants and other input and recommendations from its internal sources, the Compensation Committee has the basis to perform its duties regarding executive compensation.

The Compensation Committee periodically requests that one or more members of management be present at committee meetings where Company and individual performance and executive compensation are discussed and evaluated. Although management provides insight and recommendations regarding executive compensation, only the Compensation Committee, comprised solely of independent members of the Board of Directors, votes on decisions regarding executive compensation. The Compensation Committee meets with our Chief Executive Officer to discuss his performance and compensation, but the decisions regarding his compensation package are made solely by the Compensation Committee in executive session, i.e., without management present. In making the compensation decisions regarding other executives, the Compensation Committee considers recommendations from our Chief Executive Officer, as well as input of its advisors, as requested.

Details on the Compensation Committee’s functions are more fully described in its charter which has been approved by the Board of Directors and is available on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

Components of Our Compensation Program

Base Salary. Base salaries for senior management, including our named executive officers, are reviewed and approved annually by the Compensation Committee. While we target our base salary levels at market competitive levels, factors considered in determining each executive’s salary include his/her position, individual performance, contribution to the Company’s success, market salaries for similar positions, experience in that position, industry merit budgets, the Company’s overall financial performance and the individual’s role in that performance.

Annual Bonus/Incentive. The Company’s Short-Term Incentive Plan (“STIP”) is a discretionary program based on a comprehensive quantitative and qualitative assessment of Company and individual performance. While the Compensation Committee considers multiple inputs including specific financial goals, the final decision for awarding bonuses each year is intended to allow for the Compensation Committee’s complete discretion in assessing performance, industry performance, individual performance and any other considerations the Compensation Committee determines are important to maintaining a proper pay-for-performance relationship. If circumstances arise such as major corporate transactions, unforeseen significant changes in the economy or industry-wide developments of an unexpected nature, the Compensation Committee may review and revise pre-established performance targets during the year. The Compensation Committee, in its sole discretion, will determine on a case-by-case basis whether an individual executive will receive a bonus for the year and, if so, the amount of the bonus. Our STIP is a discretionary bonus program; no executive has a contractual right to a payment under the STIP. The Compensation Committee has generally taken a conservative approach and opted not to award discretionary bonuses in accordance with the plan, even when the Company has met its annual threshold performance goals.

Awards are administered in a manner that encourages high performance. The Compensation Committee sets challenging annual goals that will result in payouts only in years of financial performance success for the Company and its shareholders. The target incentive that could be awarded to an individual is defined as a percentage of that executive’s base salary. Assuming threshold performance of 90% of target goal is achieved, actual awards can range from 50% of the target award to a maximum of 100% of the target award. If 110% or more of the target goal is attained, the actual awards can range from 50% of the target award to a maximum of 150% of the target award. This design reflects our goal to reward only for strong performance.

For 2009, the incentive award targets were 50% of base salary for Mr. Hoy, 20% of base salary for Messrs. Goodemote, DeMarco and O’Conor, and 10% of base salary for Mr. T. Murphy.

Long-Term Incentive Compensation. Long-term incentive compensation is provided through the Company’s 2008 Long-Term Incentive Plan (“LTIP”) which was approved in 2008 by our shareholders. The LTIP allows for multiple equity forms, such as restricted stock and stock options, although the Company has never issued restricted stock. Historically, long-term incentive compensation has been provided in the form of stock options which only provide value to our executives if the Company’s stock price increases. The value of the grants can result in little or no value to our executives if our stock price does not grow or decreases. As a result, we believe this form of incentive best aligns our executives with our shareholders.

Equity awards are typically reviewed at the meeting of the Compensation Committee held in January each year and considered in light of the prior year’s performance. The grant of options is made at the discretion of the Compensation Committee and is not guaranteed. In awarding option grants, the Compensation Committee considers the individual’s role and the contributions he or she has made to the Company’s success. The long-term incentive component of our compensation program is intended to recognize the team collaborations of management and encourage alignment with our shareholders through stock ownership. Options granted under our LTIP normally vest 25% per year over a four-year period, which reinforces the long-term nature of the grant and promotes retention of our top performers.

The exercise price for stock option awards is determined based on the market closing price of the Company’s common stock on the date of grant. We strive to avoid both the possibility and the appearance that any of our option grants are being timed to take advantage of temporary downward fluctuations in the market price of our stock. The provisions of our LTIP do not allow “backdating”, “re-pricing” or “re-loading” of option grants.

Executive Benefits. The overall compensation package provided by the Company to its executive group includes participation in the standard benefit programs available to all eligible full-time employees, e.g. retirement and health plans. Other benefits available only to select executives include a nonqualified supplemental retirement plan, a salary deferral plan, and certain perquisites (“perks”). All forms of executive benefits and perks are reviewed and approved by the Compensation Committee. Our compensation elements are structured with the goal of providing executives with a comprehensive and competitive compensation package, taking into consideration both market and best practices.

Retirement and Select Retirement Plans. We provide a qualified retirement plan to all eligible full-time employees of the Company and a nonqualified Select Executive Retirement Plan (“SERP”) for certain executives and senior officers. Under the SERP, participating executives and senior officers are eligible to receive supplemental retirement benefits. There are two components of the SERP: 1) a “makeup” benefit that is designed to provide participants with a level of benefit that they would have received under the qualified plan if there were no limitations on eligible compensation in the Internal Revenue Code, and 2) additional benefits that are granted by the Compensation Committee on a discretionary basis to provide retirement benefits that appropriately reflect the executive’s service and contribution to the Company. Of our current named executive officers, Mr. Hoy participates in the “makeup” benefit and additional SERP benefit and Mr. O’Conor participates in only the “makeup” benefit. The Company’s retirement plan and SERP are further discussed in “Pension Plans” on page 24.

Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan for executives and senior officers, under which they may elect to defer some or all of their salary and bonus until retirement. The deferred amounts accumulate interest at a rate equal to the highest rate currently being paid on individual retirement accounts by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company. The Compensation Committee oversees the structure and operation of this plan and is responsible for determining which executives and senior officers will be permitted to participate. Although all of the named executive officers are eligible to participate, Mr. Hoy was the only active participant of that group during 2009. This deferral plan is further discussed in “Nonqualified Deferred Compensation Table” on page 25.

Executive Perquisites. The only perk provided to our executives at this time is the personal use of a company automobile, which is currently provided to Messrs. Hoy, Goodemote, O'Conor and DeMarco. The value of this perk is less than $10,000 per person.

Employment and Other Agreements with Executives

Historically, the Company has entered into an employment agreement or a limited change-in-control agreement with its executive officers. The employment agreement entered into with our Chief Executive Officer, Mr. Hoy, has a three-year term and contains standard terms relating to salary, position, duties, benefits and continuing cash payments following a change-in-control of the Company or a termination without cause or for good reason, accompanied by termination of employment. The Company has also entered into employment agreements with Messrs. Goodemote, DeMarco and O’Conor. Each of these employment agreements has a two-year term and contains standard terms relating to salary, position, duties, benefits and continuing cash payments following a change-in-control of the Company or a termination without cause or for good reason, accompanied by termination of employment. The Compensation Committee reviews and approves the key terms of each of these employment agreements, including salary, on an annual basis and, if approved, the agreement is renewed by the Compensation Committee annually for a like term. These employment agreements do not provide any right to receive a payment under the short-term incentive plan, to receive any amounts of stock awards under the long-term incentive plan, or to receive any additional retirement benefits under our retirement plan or SERP. The Compensation Committee and our Board will continue to review the appropriateness of employment agreements on a case-by-case basis. The employment agreements of Messrs. Hoy, Goodemote, DeMarco and O’Conor are described in more detail in “Agreements with Executive Officers” on page 25.

The Company, from time-to-time, has also granted limited change-in-control protection to certain executives. These agreements provide that, in the event of a change-in-control and a subsequent termination of employment of the executive, the executive will receive continuing payments equal to a multiple of his or her base salary in the year of the change-in-control, usually one or two times base salary. A change-in-control agreement is currently held by Mr. T. Murphy, and is further described in more detail in “Agreements with Executive Officers” on page 25.

The Company occasionally has entered into agreements with former executives to benefit the Company such as a consulting arrangement with a retiring executive to ensure the smooth transition of an operating function from the retiree to his or her successor and/or to ensure continuing access by the Company to the special expertise of the retiring executive. Mr. J. Murphy, formerly the Company’s Chief Financial Officer, is currently serving under such a post-retirement arrangement. Under this arrangement, Mr. J. Murphy renders advice on financial and general corporate matters. This arrangement is further described in “Mr. J. Murphy Consulting Agreement” on page 33.

Considerations in Making Executive Compensation Decisions

The major element the Compensation Committee considers in setting program targets and making compensation decisions is a strong understanding of the industry landscape using benchmarking and performance considerations. The Compensation Committee relies on a variety of data sources and information related to market practice for bank holding companies similar to the Company and engages independent compensation consultants on a periodic basis to conduct comprehensive competitive reviews. The Compensation Committee also reviews peer group data from the Executive Compensation Review for Banks and Thrifts prepared annually by SNL Financial (“SNL”), which provides data for executive compensation and performance relative to a peer group selected by SNL that reflects banks of similar size and region to the Company.

Benchmarking. In 2009, the Compensation Committee hired Pearl Meyer & Partners, LLC (“PM&P”), to conduct a comprehensive review of its executive total compensation program. The purpose of this review was to provide an independent and objective analysis of all elements of compensation, individually and in aggregate, relative to market and peer group practices. Pay mix and an assessment of the pay-for-performance relationship were also reviewed and presented to the Compensation Committee in November 2009 to provide the foundational information to support them in making compensation decisions for the executive team.

A primary data source used in setting the competitive market for the named executive officers is the information publicly disclosed by a peer group of other publicly-traded banks. This peer group was developed by PM&P in coordination with management and the Compensation Committee using objective parameters that reflect bank holding companies of similar asset size and region. The peer group was approved by the Compensation Committee. In the future, the peer group will be reviewed and updated, as appropriate, since the comparable bank holding companies may change, depending on the current size of the Company, acquisitions and business focus of the Company or our peer institutions. Overall, the goal was to have 15-20 comparative bank holding companies that provide a market perspective for executive total compensation.

The 2009 peer group consisted of 19 bank holding companies in Pennsylvania, Massachusetts, New Jersey, New York, Rhode Island, and Vermont, ranging from approximately $1.2 billion in assets to $3 billion in assets and positioning the Company at approximately the median for size ($1.8 billion in assets).

The following is the peer group used in the 2009 review conducted by PM&P:

Washington Trust Bancorp, Inc.	Suffolk Bancorp
Tompkins Financial Corporation	Bancorp Rhode Island, Inc.
Berkshire Hills Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Lakeland Bancorp, Inc.	Alliance Financial Corporation
Metro Bancorp, Inc.	Merchants Bancshares, Inc.
Univest Corporation of Pennsylvania	First National Community Bancorp, Inc.
ESB Financial Corporation	First Chester County Corporation
Financial Institutions, Inc.	Citizens & Northern Corporation
OceanFirst Financial Corp.	VIST Financial Corp.
Parkvale Financial Corporation

In addition to the peer group data, PM&P used several other sources of data including PM&P’s Banking Compensation Survey Report and the Watson Wyatt Financial Institutions Benchmarking Survey. This data reflect bank holding companies of similar asset size and regions of that of the Company.

Information from the competitive analysis was used by the consultant to provide market competitive guidelines that support the Company’s total compensation philosophy. Guidelines for base salary, short and long-term incentive targets and estimated total direct compensation are provided with ranges for performance. This allows the Compensation Committee to see the potential pay and range of pay for each executive role. These guidelines provided a framework for consideration by the Compensation Committee in setting pay levels going forward.

Performance Analysis. Given the Company’s focus on “stretch” performance and high standards, the Compensation Committee and Board also review the Company’s performance relative to other bank holding companies in the form of the Federal Reserve Bank’s “Bank Holding Company Performance Report” that contains peer group data consisting of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets. Shown below is a summary of data from the Federal Reserve Bank’s “Bank Holding

Company Performance Report” as of September 30, 2009, the latest report available, comparing the Company’s performance to the average for peer bank holding companies for several key performance statistics. Overall, in 2009, the Company continued to be among the top performers in this broad peer group.

	12/31/2009	09/30/2009
	Arrow Financial Corporation	Federal Reserve Bank Peer Data (a)
Profitability Ratios:
ROA – Return on Average Assets (Higher is Better)	1.24%	-0.20%

ROE – Return on Average Equity (Higher is Better)	16.16%	-4.05%

Asset Quality:
Net Loans Charged-off as a Percentage of Average Loans (Lower is Better)	0.09%	1.18%
Nonperforming Loans as a Percentage of Period-end Loans (Lower is Better)	0.42%	3.52%

Efficiency:
Efficiency Ratio (Lower is Better)	55.64%	75.59%

Note to Table:

(a)

Peer group data consisted of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets, obtained from the Federal Reserve Bank’s “Bank Holding Company Performance Report” as of September 30, 2009, the most recent data available for the Compensation Committee to review at the time of its meeting.

Compensation Committee Decisions on Executive Officer Compensation

Base Salary. The Compensation Committee met in November, December and January for the purpose of reviewing its fiscal 2009 year-end results, year-end performance and setting base compensation for the executives for the next fiscal year. An executive’s base salary is intended to reflect the executive’s role, his or her contributions based on position, individual performance and his or her contribution to the Company’s success, market salaries for similar roles, industry merit budgets, and overall Company financial performance. Other factors considered by the Compensation Committee include leadership and professional standing in the field of banking and financial services, commitment to the community, and current market pay position relative to market benchmarking.

2009 Decisions. Based on its 2008 year-end review, the Compensation Committee approved Mr. Hoy’s recommendation to keep his base salary at the same level for 2009, $388,500, and renewed his three-year employment agreement. For 2009, Mr. Goodemote received a base salary increase of 13.8%, from $145,000 to $165,000, to reflect his performance in 2008 and to adjust his base salary closer to the median base salary for peer bank chief financial officers. Messrs. DeMarco, O’Conor and T. Murphy were appointed executive officers of the Company effective May 1, 2009. For 2009, Mr. DeMarco and Mr. O’Conor received a base salary increase of 3.1% from $160,000 to $165,000 during their regular performance review as of January 1, 2009. There was no additional increase as a result of their appointment as executive officers of the Company. For 2009, Mr. T. Murphy received a base salary increase of 4.3% from $115,000 to $120,000 during his regular performance review as of January 1, 2009. Upon his appointment to Vice President and Corporate Secretary of the Company, Mr. T. Murphy received an additional increase in his base salary of 8.3% from $120,000 to $130,000 to reflect the additional responsibilities of these positions. The change-in-control agreements of Messrs. Goodemote, DeMarco, O’Conor and T. Murphy were renewed effective January 1, 2009.

2010 Decisions. Based on its 2009 year-end review, noting record earnings of the Company, the Compensation Committee approved a base salary increase for Mr. Hoy of 2.96% from $388,500 to $400,000, effective January 1, 2010. The Compensation Committee also reviewed Mr. Hoy’s employment agreement and agreed to renew it for three years. For the Company’s other named executive officers, the Compensation Committee approved base salary increases of 3.03% from $165,000 to $170,000 for Messrs. Goodemote, DeMarco and O'Conor and a base salary increase of 3.85% from $130,000 to $135,000 for Mr. T. Murphy. All salary increases were effective January 1, 2010. The Compensation Committee also approved employment agreements for Messrs. Goodemote, DeMarco and O’Conor and the renewal of the change-in-control agreement with Mr. T. Murphy. All agreements were effective January 1, 2010.

Annual Bonus/Incentive. In determining the incentive awards for 2009, the Compensation Committee carefully considered the financial performance of the Company, strategic results such as product and market expansion, as well as individual performance factors such as leadership and commitment to the community.

2009 Financial Performance Results. At its meeting on January 27, 2010, the Compensation Committee reviewed and discussed the Company’s actual year-end 2009 financial results including the following:

•

Diluted earnings per share for 2009 were 6.4% higher than the prior year,

•

Net income grew by 6.6% to $21.8 million, representing a new record high for the Company in its 158 year history,

•

Total assets at December 31, 2009 reached a record high of $1.842 billion, up 10.6% over the prior year balance,

•

Deposit balances at December 31, 2009 of $1.444 billion, representing an increase of 13.2% over the prior year,

•

Capital balances at December 31, 2009 of $140.8 million, representing an increase of 11.9% over the prior year,

•

Capital ratios of the Company and each subsidiary bank which were substantially above the “well capitalized” regulatory standard,

•

Book value per share increased 11.4%,

•

Cash dividends paid to shareholders increased 3.2%,

•

Continued strong asset quality with nonperforming assets of $4.8 million, representing only 0.26% of period-end assets,

•

Continued strong loan quality with nonperforming loans of $4.7 million, representing 0.42% of period-end loans,

•

Net loan losses for 2009, as a percentage of average loans outstanding, were 0.09%, very low by industry averages, and

•

The Company’s allowance for loan losses amounted to $14.0 million at December 31, 2009, which represented 1.26% of loans outstanding.

2009 STIP –Performance Results. In addition to considering overall Company performance, the Compensation Committee reviewed the results of the 2009 STIP goals for the Company and its named executive officers in determining 2009 annual bonus/incentive payments. For 2009, our STIP target was $20.0 million in Net Operating Earnings (“internal NOE”). Internal NOE is a non-GAAP financial measure used by the Compensation Committee to evaluate Company performance. Internal NOE is prepared on a basis other than United States generally accepted accounting principles, GAAP, in that internal NOE represents net income before significant nonrecurring items, net of tax. The Compensation Committee considers, in its discretion on a case-by-case basis, non-recurring items to determine if they should impact the annual bonus/incentive payments made to our named executive officers. Net income reported in conformity with GAAP includes the impact of these items which may have either a positive or negative impact on earnings. In 2009, GAAP net income was $21.8 million while internal NOE was $20.1 million, $1.7 million less, primarily as a result of the exclusion of the net gain recognized by the Company on the sale of its merchant bankcard processing line of business. The Compensation Committee determined that exclusion of this net gain was appropriate for purposes of determining the annual bonus/incentive awards.

In setting goals for 2009, Mr. Hoy recommended, and the Compensation Committee approved, a higher target internal NOE goal of $20.5 million to provide additional stretch for him to achieve an award payout. Mr. Hoy’s incentive is based on goals for internal NOE, Return on Equity, Efficiency Ratio, Non-Performing Loans and Net Charge-Offs, as noted in the following table. The Compensation Committee believes these measures provide an appropriate portfolio of performance goals and provide a balanced perspective while also ensuring sound risk management.

Incentives for the other named executive officers consisted of a two-part review, 25% based on internal NOE for 2009, with a target goal of $20.0 million, and 75% based on individual performance, as reflected by achievements relative to pre-established goals and an overall assessment by the Chief Executive Officer and the Compensation Committee. At the end of the review process the Compensation Committee retains full discretion for making incentive awards to all our named executive officers.

Below is a summary of the 2009 Company target performance goals and actual results. The Compensation Committee also considered peer data from the Federal Reserve Bank’s “Bank Holding Company Performance Report” as of September 30, 2009, the most recent data available for the Compensation Committee to review at the time of its meeting.

Performance Measure	2009 Goal	2009 Actual	09/30/09 Federal Reserve Bank Peer Data (a)	Weighting for Mr. Hoy’s Goals
Net Operating Earnings “internal NOE”	$20.5m for Mr. Hoy; $20.0m for other executives	$20.1m	N/A	60%
Additional Performance Measures and Goals for Mr. Hoy
ROE (b)	16.00%	14.84%	-4.05%	10%
Efficiency Ratio	<56.00%	55.64%	75.59%	10%
Non-Performing Loans	<0.50%	0.42%	3.52%	10%
Net Charge–Offs	<0.15%	0.09%	1.18%	10%

Notes to Table:

(a)

Peer group data consisted of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets, obtained from the Federal Reserve Bank’s “Bank Holding Company Performance Report” as of September 30, 2009, the most recent data available for the Compensation Committee to review at the time of its meeting.

(b)

ROE for this purpose is calculated using internal NOE as described above.

2009 STIP – Individual Incentive Awards. The 2009 Net Operating Earnings result ($20.1 million) exceeded the named executive officers’ internal NOE goal ($20.0 million) and was slightly below Mr. Hoy’s internal NOE enhanced goal ($20.5 million). In aggregate, and in consideration of the strong performance year, Mr. Hoy and the other named executive officers met or exceeded their individual goals for the year. Based upon the attainment of the 2009 Company and individual goals, the Compensation Committee approved the following 2009 STIP awards at its January 27, 2010 meeting.

Executive	2009 Annual Incentive Target Opportunity		2009 Annual Incentive Actual Awards
	Amount	% of Base Salary	Amount	% of Base Salary
Mr. Hoy	$ 194,250	50%	$ 167,350	43.08%
Mr. Goodemote	$ 33,000	20%	$ 32,769	19.86%
Mr. DeMarco	$ 33,000	20%	$ 32,274	19.56%
Mr. O’Conor	$ 33,000	20%	$ 32,505	19.70%
Mr. T. Murphy	$ 12,000	10%	$ 11,448	8.81%

Equity Awards. The Compensation Committee considers stock grants in January of each year to better reflect performance of the prior year and ensure greater alignment between pay and performance. At its meeting on January 16, 2009, the Compensation Committee approved stock option awards for the named executive officers related to 2008 performance. The awards were allocated in accordance with our share guidelines which provide a recommended number of stock options according to the executive’s role. All of the stock options were issued at an exercise price of $22.59, the closing price of our common stock on the date of grant, January 21, 2009.

Executive	Stock Option Grants in January 2009 related to 2008 Performance
Mr. Hoy	12,500
Mr. Goodemote	3,500
Mr. DeMarco	3,500
Mr. O’Conor	3,500
Mr. T. Murphy	1,500

The Compensation Committee determined the 2009 equity awards at its January 27, 2010 meeting. At this meeting, the Compensation Committee approved stock option awards for the executive officers based on the Company’s strong 2009 performance. In awarding option grants, the Compensation Committee considered the individual’s role and the contributions he made to the Company’s success. All of the stock options were issued at an exercise price of $24.58, the closing price of our common stock on the date of grant, January 27, 2010.

Executive	Stock Option Grants in January 2010 related to 2009 Performance
Mr. Hoy	12,500
Mr. Goodemote	3,500
Mr. DeMarco	3,500
Mr. O’Conor	3,500
Mr. T. Murphy	1,500

Ownership Guidelines. Although the Company encourages ownership of Company stock by its executive officers, including a stock purchase plan, the Company does not currently have any stock ownership guidelines in place for its executive officers.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and individual and corporate tax consequences of the compensation plans prior to making changes to the plans.

The Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC TOPIC 718, on the Company’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code (“IRC”) limits deduction of compensation paid to named executive officers to $1,000,000 unless the compensation is “performance-based”. In the Company’s case, base salary is not considered a performance-based vehicle and would not be a deductible compensation expense. Based on the current salaries, the Company does not feel IRC Section 162(m) will be triggered for our Chief Executive Officer or other executive officers, but may consider this in future years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with senior management the Compensation Discussion and Analysis beginning on page 12 of this proxy statement as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John J. Carusone, Jr., Chairman

Michael B. Clarke

Gary C. Dake

David G. Kruczlnicki

Richard J. Reisman, D.M.D.

Notwithstanding anything set forth in any of our previous or subsequent filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

EXECUTIVE COMPENSATION

The following table sets forth information concerning total compensation and compensatory awards received in 2009 by the named executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary	Bonus (b)	Stock Awards	Option Awards (c)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compen-sation (e)	Total
Thomas L. Hoy Chairman, President & Chief Executive Officer	2009	$ 388,500	$ 167,350	-	$ 57,625	-	$ 440,385	$ 21,727	$ 1,075,587
	2008	$ 388,500	$ 194,250 (1) $ 50,000 (2)	-	-	-	$ 306,652	$ 23,933	$ 963,335
	2007	$ 370,000	-	-	$ 43,700	-	$ 473,433	$ 17,413	$ 904,546
Terry R. Goodemote, CPA Senior Vice President, Treasurer & Chief Financial Officer	2009	$ 165,000	$ 32,769	-	$ 16,135	-	$ 23,716	$ 7,018	$ 244,638
	2008	$ 145,000	$ 40,077 (1) $ 13,000 (2)	-	-	-	$ 12,680	$ 5,362	$ 216,119
	2007	$ 125,000	-	-	$ 15,295	-	$ 10,650	$ 1,383	$ 152,328
David S. DeMarco Senior Vice President	2009	$ 165,000	$ 32,274	-	$ 16,135	-	$ 35,666	$ 7,234	$ 256,309
Raymond F. O’Conor Senior Vice President	2009	$ 165,000	$ 32,505	-	$ 16,135	-	$ 72,067	$ 7,330	$ 293,037
Thomas J. Murphy, CPA Vice President & Corporate Secretary	2009	$ 130,000	$ 11,448	-	$ 6,915	-	$ 10,330	$ 4,987	$ 163,680

Notes to Summary Compensation Table:

(a)

Messrs. DeMarco, O’Conor and Murphy were appointed as executive officers effective May 1, 2009.

(b)

This column represents the annual incentive payments for 2009 service made in January 2010 under the Company’s Short-Term Incentive Plan (“STIP”) for the fiscal year noted, based on the financial performance of the Company, strategic Company results and individual performance factors during that year. Amounts marked (1) and (2) in 2008 with respect to Messrs. Hoy and Goodemote reflect (1) the annual incentive payments for 2008 service made in January 2009 under the Company’s STIP and (2) a special discretionary payment made on April 17, 2008 as a reflection of the Company’s continuing success in meeting its short and long-term financial goals and the benefits accruing to the Company as a result of the first quarter 2008 earnings and financial condition, including the March 2008 initial public offering by Visa Inc. of its Class A common stock. This offering had a positive impact in the first quarter of 2008 on the earnings and financial condition of Visa’s member banks, including the Company’s subsidiary Glens Falls National Bank and Trust Company.

(c)

Represents the dollar amount of option awards to the named executive officer under the Company’s Long-Term Incentive Plan (“LTIP”) calculated in accordance with FASB ASC TOPIC 718. These options were granted at an exercise price equal to $22.59, the closing price of our common stock on the date of the grant. These options vest in equal installments over the first four anniversary dates after the date of the grant.

(d)

Represents the actuarial increase during 2009 in the present value of the executive officer’s retirement benefits under qualified pension plans and nonqualified deferred compensation plans established by the Company, determined using interest rate, mortality rate and other assumptions consistent with those used in the Company’s financial statements. The increase in present value of retirement benefits reported for each of the named executive officers includes: (i) under the Company’s Employees’ Pension Plan (“Pension Plan”): Mr. Hoy, $256,840; Mr. Goodemote, $23,716; Mr. DeMarco, $35,666; Mr. O’Conor, $72,067; and Mr. T. Murphy, $10,330; (ii) under the Company’s Select Executive Retirement Plan (“SERP”) of $182,232 for Mr. Hoy; and (iii) above-market earnings of $1,213 for Mr. Hoy.

(e)

None of the named executive officers received perquisites and other personal benefits that equaled or exceeded $10,000. All Other Compensation includes the following components for 2009:

Name	Company Contribution to Employee Stock Ownership Plan (ESOP)	Life insurance premiums paid by the Company for the benefit of the Named Executive Officer	The dollar value of the discount in the share price for Company common stock purchased under the Stock Purchase Plan	Total Other Compensation
Thomas L. Hoy	$ 6,234	$ 15,430	$ 63	$ 21,727
Terry R. Goodemote, CPA	$ 5,202	$ 1,753	$ 63	$ 7,018
David S. DeMarco	$ 5,283	$ 1,793	$ 158	$ 7,234
Raymond F. O’Conor	$ 5,324	$ 1,880	$ 126	$ 7,330
Thomas J. Murphy, CPA	$ 3,622	$ 1,302	$ 63	$ 4,987

GRANTS OF PLAN-BASED AWARDS TABLE

As noted above, the Company’s LTIP provides for the long-term incentive component of our compensation program through grants of stock options. These equity awards are reviewed at the meeting of the Compensation Committee held in January each year, with respect to the actual performance of the Company and the individual in the previous fiscal year. On January 21, 2009, the Compensation Committee approved the stock option awards for the named executive officers for their performance in 2008. Under the LTIP, all options are granted at an exercise price equal to the closing price of the Company’s common stock as quoted by NASDAQ on the date of the grant. The options expire ten years after the date of grant and become exercisable in stages, i.e., 25% per year over a four-year period. The awards are subject to the recipient’s continuing employment with the Company and no dividends are paid on these shares until the options are exercised. The following table sets forth information about the compensatory stock-based awards granted to the named executive officers during 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Shares)	Grant Date Fair Value of Stock and Option Awards (a)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas L. Hoy	01/21/2009	-	-	-	-	-	-	-	12,500	$ 22.59	$ 57,625
Terry R. Goodemote, CPA	01/21/2009	-	-	-	-	-	-	-	3,500	$ 22.59	$ 16,135
David S. DeMarco	01/21/2009	-	-	-	-	-	-	-	3,500	$ 22.59	$ 16,135
Raymond F. O’Conor	01/21/2009	-	-	-	-	-	-	-	3,500	$ 22.59	$ 16,135
Thomas J. Murphy, CPA	01/21/2009	-	-	-	-	-	-	-	1,500	$ 22.59	$ 6,915

Note to Grants of Plan-Based Awards Table:

(a)

Grant Date Fair Value calculated in accordance with FASB ASC TOPIC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table shows all outstanding stock-based awards held by each named executive officer as of December 31, 2009. These awards consist of stock options to acquire the Company’s common stock granted under the Company’s 2008 Long-Term Incentive Plan or its predecessor plans. The number of shares and the exercise prices have been adjusted below for the 3% stock dividend distributed on September 29, 2009.

Name	Number of Securities Underlying Unexercised Options (Exercisable) (a)	Number of Securities Underlying Unexercised Options (Unexercisable) (a) (b) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Thomas L. Hoy	8,101	-	-	$ 11.64	12/20/2010	-	-	-	-
	15,216	-	-	$ 18.66	12/18/2011	-	-	-	-
	14,492	-	-	$ 23.41	12/18/2012	-	-	-	-
	11,592	-	-	$ 24.01	12/17/2013	-	-	-	-
	11,255	-	-	$ 28.45	12/15/2014	-	-	-	-
	3,978	1,327	-	$ 23.44	11/29/2016	-	-	-	-
	5,150	5,150	-	$ 21.07	11/28/2017	-	-	-	-
	3,219	9,656	-	$ 21.93	01/21/2019	-	-	-	-
Terry R. Goodemote, CPA	320	-	-	$ 11.64	12/20/2010	-	-	-	-
	305	-	-	$ 18.66	12/18/2011	-	-	-	-
	290	-	-	$ 23.41	12/18/2012	-	-	-	-
	579	-	-	$ 24.01	12/17/2013	-	-	-	-
	1,126	-	-	$ 28.45	12/15/2014	-	-	-	-
	2,387	796	-	$ 23.44	11/29/2016	-	-	-	-
	1,802	1,803	-	$ 21.07	11/28/2017	-	-	-	-
	901	2,704	-	$ 21.93	01/21/2019	-	-	-	-
David S. DeMarco	2,173	-	-	$ 23.41	12/18/2012	-	-	-	-
	4,057	-	-	$ 24.01	12/17/2013	-	-	-	-
	3,939	-	-	$ 28.45	12/15/2014	-	-	-	-
	2,784	929	-	$ 23.44	11/29/2016	-	-	-	-
	1,802	1,803	-	$ 21.07	11/28/2017	-	-	-	-
	901	2,704	-	$ 21.93	01/21/2019	-	-	-	-
Raymond F. O’Conor	4,795	-	-	$ 11.64	12/20/2010	-	-	-	-
	5,326	-	-	$ 18.66	12/18/2011	-	-	-	-
	5,071	-	-	$ 23.41	12/18/2012	-	-	-	-
	4,059	-	-	$ 24.01	12/17/2013	-	-	-	-
	3,939	-	-	$ 28.45	12/15/2014	-	-	-	-
	2,784	929	-	$ 23.44	11/29/2016	-	-	-	-
	1,802	1,803	-	$ 21.07	11/28/2017	-	-	-	-
	901	2,704	-	$ 21.93	01/21/2019	-	-	-	-
Thomas J. Murphy, CPA	1,193	398	-	$ 23.44	11/29/2016	-	-	-	-
	772	773	-	$ 21.07	11/28/2017	-	-	-	-
	386	1,159	-	$ 21.93	01/21/2019	-	-	-	-

Notes to Outstanding Equity Awards at Fiscal Year-End Table:

(a)

Includes exercisable and unexercisable options, if any, that were "out-of-the-money" at year-end, i.e., options having an exercise price per share that exceeded the market price of the Company’s common stock on December 31, 2009, as well as “in-the-money” options.

(b)

On December 21, 2005, all outstanding unvested stock options were accelerated in order to eliminate the noncash compensation that would otherwise have been recognized in 2006 - 2008 as a result of the applicable accounting standards in effect at that time.

(c)

All stock options granted after December 21, 2005 vest in equal installments over the first four (4) anniversary dates after the date of the grant.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the stock options that were exercised by each named executive officer during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (a)	Value Realized on Exercise (b)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas L. Hoy	12,783	$ 160,292	-	-
Terry R. Goodemote, CPA	-	-	-	-
David S. DeMarco	2,284	$ 42,608	-	-
Raymond F. O’Conor	4,795	$ 60,127	-	-
Thomas J. Murphy, CPA	-	-	-	-

Notes to Option Exercises and Stock Vested Table:

(a)

Represents the total number of shares subject to stock options that the named executive officer exercised during the year, as opposed to the number of “net” new shares received by the executive officer upon such exercise.

(b)

Represents the “spread” of options on the date of exercise, i.e., the difference between the dollar value of the shares of common stock as to which options were exercised, based on the market price of our common stock on the date of exercise, and the exercise price (purchase price) of such shares under the options.

PENSION PLANS

Qualified Retirement Plan. The Company maintains an ERISA qualified retirement plan for eligible employees (“Retirement Plan”) of the Company and its subsidiaries that have attained the age of 18, have completed one year of service, and who work a minimum of 1,000 hours per calendar year. Eligible compensation under the Retirement Plan includes salary, overtime, sick pay, bonuses, and certain other cash and non-cash benefits.

Participants in the plan with 25 years of service may retire at any age, participants with 10 years of service may retire at or after age 55, and participants with 5 years of service may retire at or after age 65. For early retirement prior to age 65, annuity payments, if elected, would be reduced by 0.25% for each month the participant elects to retire before age 65. Participants who are eligible to retire may not commence receipt of their benefit prior to age 55. Mr. Hoy is the only named executive officer currently eligible to retire under this plan.

Select Executive Retirement Plan. The Company maintains an unfunded non-qualified Select Executive Retirement Plan ("SERP") for the benefit of executives and senior officers, as approved by the Compensation Committee, on a case-by-case basis. The SERP contains both a qualified Retirement Plan “makeup” benefit feature and an additional SERP benefit feature. For those executives and officers who are selected to receive this feature, the qualified Retirement Plan “makeup” benefit provides a payment that is designed to provide participants with a level of benefit they would have received under the qualified plan, if there were no limitations on eligible compensation contained in the Internal Revenue Code. The additional SERP benefit authorizes the Company to grant to selected executive and senior officers additional payments upon their retirement, typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation Committee of the Board of Directors at or before the time of retirement. Mr. Hoy participates in both features of the SERP. The Compensation Committee approved an additional SERP benefit for Mr. Hoy that is equal to the benefit he would have received under the qualified Retirement Plan “makeup” benefit, assuming he would remain employed for three (3) additional years beyond his actual retirement date. Mr. O’Conor participates in only the “makeup” benefit.

PENSION BENEFITS TABLE

The following table sets forth the present value of accumulated benefits payable to each of the named executive officers as of December 31, 2009, including the number of years of service credited to each such named executive officer under the Retirement Plan and the SERP determined using interest rate and mortality rate assumptions consistent with those described in Note 16 of the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Thomas L. Hoy	Retirement Plan	35.42	$ 2,181,583	-
	SERP	38.42	$ 1,138,377	-
Terry R. Goodemote, CPA	Retirement Plan	17.08	$ 88,100	-
David S. DeMarco	Retirement Plan	22.08	$ 165,147	-
Raymond F. O’Conor	Retirement Plan	24.17	$ 367,786	-
	SERP	24.17	$ 26,728	-
Thomas J. Murphy, CPA	Retirement Plan	4.00	$ 27,527	-

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has a Senior Officers Deferred Compensation Plan (“Officers’ Deferral Plan”) under which the executive officers of the Company may elect to defer until retirement all or a portion of the salary or bonus payments otherwise receivable by them. Amounts deferred earn interest at a rate equal to the highest rate currently being paid on Individual Retirement Accounts (“IRAs”) by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company. During 2009, the applicable rates ranged from 2.96% to 3.93%.

The following table sets forth information with respect to the amounts deferred by the named executive officers under the Officers’ Deferral Plan, including amounts earned on deferrals or distributed to the officers from the plan.

Name	Executive Contributions in 2009 (a)	Company Contributions 2009	Aggregate Earnings 2009 (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2009 (c)
Thomas L. Hoy	$ 26,000	-	$ 14,514	-	$ 443,173
Terry R. Goodemote, CPA	-	-	-	-	-
David S. DeMarco	-	-	-	-	-
Raymond F. O’Conor	-	-	-	-	-
Thomas J. Murphy, CPA	-	-	-	-	-

Notes to Nonqualified Deferred Compensation Table:

a)

This column represents the deferral, under the Officers’ Deferral Plan, of a portion of salary otherwise payable. The total salary amount, including the deferral, is listed in the Salary column of the Summary Compensation Table on page 21.

b)

This column represents accrued interest on amounts previously deferred under the Officers’ Deferral Plan.

c)

This column represents the year-end balance of the account under the Officers’ Deferral Plan.

AGREEMENTS WITH EXECUTIVE OFFICERS

We have employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and a change-in-control agreement with Mr. Thomas Murphy.

Employment Agreement with Mr. Hoy

Mr. Hoy, Chairman, President and Chief Executive Officer of the Company and its principal subsidiary, Glens Falls National Bank and Trust Company, is serving under a three-year employment agreement, which was renewed effective January 1, 2010. The agreement, which was approved by the Compensation Committee in December 2009, replaced a similar agreement entered into by the Company with Mr. Hoy one year earlier. Under the terms of the agreement, the Compensation Committee will, on or before December 31 of each calendar year, consider and vote upon a proposal to replace the agreement with a new three-year employment agreement having similar conditions and benefits.

Under the agreement, Mr. Hoy is guaranteed his current annual base salary and certain other benefits for the duration of the agreement. In the event that Mr. Hoy is terminated without cause, as defined in the agreement, or in the event Mr. Hoy terminates his own employment for Good Reason, as defined in the agreement, Mr. Hoy will receive a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary. Under the agreement, in the event of a change-in-control of the Company, as defined in the agreement, the Company or Mr. Hoy may elect within 12 months of the change-in-control to terminate Mr. Hoy’s employment as a retired early employee. If so, Mr. Hoy will receive an amount payable in installments, or in a lump-sum, in the event of unforeseeable emergency, equal to 2.99 times his average annual taxable compensation for the five years preceding the event, adjusted downward to reflect the value of any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect. Additionally, in the event of early retirement following a change-in-control, Mr. Hoy is eligible to receive for a period of two years following the change-in-control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. The agreement further provides that, under no circumstances, will Mr. Hoy receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the Internal Revenue Code.

The agreement also contains non-competition and non-solicitation provisions that may be triggered upon the termination of Mr. Hoy’s employment. For a period of two (2) years following the termination of Mr. Hoy’s employment, he is generally precluded from being employed by, operating, or being a director of any bank or insured financial institution which is located in any county in the State of New York in which the Company, its subsidiary banks, or other affiliates of the Company that provide financial services, maintain a branch or office or have acted to establish a branch or office. Under the non-solicitation provisions, for a period of two (2) years following Mr. Hoy’s termination of employment, he is generally precluded from soliciting on behalf of any financial institutions, customers or clients of the Company, its subsidiary banks or other affiliates that provide financial services. Furthermore, Mr. Hoy would be precluded from employing or soliciting any employees of the Company or its subsidiaries on behalf of another corporation or entity.

Employment Agreements with Messrs. Goodemote, DeMarco and O’Conor

Each of Messrs. Goodemote, Senior Vice President, Treasurer and Chief Financial Officer of the Company, DeMarco, Senior Vice President of the Company, and O’Conor, Senior Vice President of the Company, have entered into an employment agreement which became effective January 1, 2010. Under the terms of the agreements, the Compensation Committee will, on or before December 31 of each calendar year, consider and vote upon a proposal to replace the agreement with a new two-year employment agreement having similar conditions and benefits.

Under the agreements, the executive receives an annual base salary and is eligible to participate in certain other benefits including medical, dental and life insurance benefits, an annual incentive (bonus) plan and equity incentive plans, and various retirement and supplemental retirement plans. In the event that the executive is terminated without cause, as defined in the agreement, or in the event the executive terminates his own employment for Good Reason, as defined in the agreement, the executive will receive a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary. Under this agreement, in the event of a change-in-control of the Company, as defined in the agreement, the Company or the executive may elect within 12 months of the change-in-control to terminate the executive’s employment as a retired early employee. In this case, the executive will receive an amount payable in installments, or in a lump-sum, in the event of unforeseeable emergency, equal to two times his average annual taxable compensation for the five (5) years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect. Additionally, in the event of early retirement following a change-in-control, the executive is eligible to receive for a period of two (2) years following the change-in-control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. The agreement further provides that, under no circumstances, will the executive receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the Internal Revenue Code.

Each agreement also includes non-competition and non-solicitation provisions that may be triggered upon the termination of the executive’s employment. For a period of two (2) years following the termination of the executive’s employment, he is generally precluded from being employed by, operating, or being a director of any bank or insured financial institution which is located in any county in the State of New York in which the Company, its subsidiary banks, or other affiliates that provide financial services, maintain a branch or office or have acted to establish a branch or office. Under the non-solicitation provisions, for a period of two (2) years following the executive’s termination of employment, he is generally precluded from soliciting on behalf of any financial institutions, customers or clients of the Company, its subsidiary banks or other affiliates that provide financial services. Furthermore, the executive would be precluded from employing or soliciting any employees of the Company or its subsidiaries on behalf of another corporation or entity.

Change-in-Control Agreement with Mr. T. Murphy

We have entered into a one-year change-in-control agreement with Mr. Thomas Murphy, Corporate Secretary and Vice President. This agreement does not provide for continuing employment for a specified period of time or the payment of a particular salary or benefits, but merely specifies that in the event of a change-in-control of the Company, as defined under the agreement, Mr. T. Murphy will receive cash payments over one-year, or in a lump-sum, in the event of unforeseeable emergency, equal to one year base salary, plus medical, dental and life insurance coverage for a period of one year that is generally equivalent to the coverage then held, subject to employee cost sharing.

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL

Voluntary Termination or Early Retirement

Messrs. Hoy, Goodemote, DeMarco and O’Conor each have rights pursuant to an employment agreement with our Company which governs various termination scenarios. Mr. T. Murphy has rights pursuant to a change-in-control agreement. For a discussion of the terms and conditions of these agreements, see “Agreements with Executive Officers” on page 25. Generally, absent a prior “change-in-control”, the voluntary termination or early retirement of an executive officer would not result in enhanced retirement benefits beyond the benefits described in “Pension Plans” on page 24, and as indicated in the tables on pages 28-30. Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Termination for Cause

The Company does not currently have contracts with its executive officers that would require cash severance payments if the executive was terminated for cause. The termination for cause of an executive officer would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” on page 24. Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Death or Disability

Generally, the termination of a named executive officer upon death or disability would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” on page 24. Eligibility for these payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices. The one (1) exception is for named executive officers and other officers of the Company who received a stock option award more than one (1) year prior to their death or disability. Under our standard stock option award agreements, the death or permanent disability of the award recipient normally will result in acceleration of vesting for outstanding unvested options.

Termination Other than for Cause

Messrs. Hoy, Goodemote, DeMarco and O’Conor each have a provision in his employment agreement governing payments to him if he is terminated without cause. In such a case, assuming no prior “change-in-control,” the executive is entitled to a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary. The tables on pages 28 and 29 shows the estimated payout for these executives had they been terminated other than for cause as of January 1, 2010, the effective date of their employment agreement.

The Company does not have a formal written severance plan for employees or executives that are terminated other than for cause. Therefore, other than as provided under the relevant executive’s employment agreement, as described above, none of the named executive officers would be entitled to additional severance or other payments if terminated other than for cause. In the past, the Company has, from time-to-time at the discretion of the Board of Directors or its Compensation Committee, made awards of severance payments to executive or senior officers in differing amounts determined on a case-by-case basis.

Termination in Connection with a Change-in-Control

As referenced above, the Company has entered into employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and has entered into a change-in-control agreement with Mr. T. Murphy. Each of these agreements requires certain payments to be made by the Company to the executive if his employment is terminated or he voluntarily terminates his employment following a change-in-control of the Company. In addition, the employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor have non-compete and non-solicitation provisions that would be triggered if their employment was terminated in connection with a change-in-control. For a discussion of the terms and conditions of these agreements, see “Agreements with Executive Officers” on page 25. The amounts that would have been payable to each such executive had his employment terminated on January 1, 2010, the effective date of the applicable agreement, following a change-in-control are identified in the tables on pages 28-30.

Upon a change-in-control, as defined in the 1993, 1998 and 2008 Long-Term Incentive Plans of the Company and the stock option agreements awarded in connection therewith, all outstanding options granted to named executive officers and other officers, to the extent not fully vested, would vest immediately, regardless of whether such person was terminated.

Other than as described above, termination of any of the named executive officers following a change-in-control would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” above in this proxy statement. Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

A “change-in-control” of the Company is defined in the employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and the change-in-control agreement with Mr. T. Murphy as follows: (i) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (iii) a majority of the members of our Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or (iv) one person, or more than one person acting as a group, acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, assets from the Company that have a total gross fair market value, determined without regard to any liabilities associated with such assets, equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Termination for Good Reason

Messrs. Hoy, Goodemote, DeMarco and O’Conor each has a provision in his employment agreement that provides for payments to him if he were to voluntarily terminate his employment for “Good Reason.” Good reason is defined as (i) the annual non-renewal of the employment agreement by the Company; (ii) a material diminution in title, authority, duties, or responsibilities; (iii) a required relocation more than 100 miles from the employee’s existing base location of employment; or (iv) a material breach by the Company. The amount due to the executive if he terminated his employment with Good Reason is a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary. See “Agreements with Executive Officers” on page 25.

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The tables below show the estimated payouts to each of the named executive officers upon termination or change-in-control under the special circumstances outlined in their individual agreements. The payment amount in each of the following tables assumes the triggering change-in-control event occurred and the named executive officer’s employment terminated on January 1, 2010 and that the value of the Company’s common stock was $25.00, the closing price on December 31, 2009. January 1, 2010 is the effective date of the employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and the change-in-control agreement with Mr. T. Murphy.

The following table illustrates the potential payments and benefits to be received by Mr. Hoy under various employment termination events.

Potential Post-Employment Payments

as of January 1, 2010 for Mr. Hoy

Name and Principal Position	Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Change-in-Control (a)	Retirement	Death or Disability
Thomas L. Hoy Chairman, President & Chief Executive Officer	Cash Compensation	$ 1,200,000 (b)	$ 2,003,146	-	-
	Stock Options (c)	-	$ 61,843	-	$ 61,843
	SERP – Pension & ESOP (d)	$ 1,331,659	$ 1,331,659	$ 1,331,659	$ 1,331,659
	Health and Welfare Benefits (e)	-	$ 31,701	-	-
	Total	$ 2,531,659	$ 3,428,349	$ 1,331,659	$ 1,393,502

Notes to Potential Post-Employment Payments Table as of January 1, 2010 for Mr. Hoy:

(a)

Mr. Hoy will receive an amount payable in installments or, in the event of unforeseeable emergency, in a lump-sum (i.e., $2,064,989), equal to 2.99 times his average annual taxable compensation for the five years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect which would include a downward adjustment as a result of accelerated vesting of stock options (i.e., $61,843). His agreement further provides that under no circumstances will Mr. Hoy receive any payment under the employment agreement if such payment would constitute an “excess parachute payment” under the tax laws.

(b)

Mr. Hoy will receive a lump-sum payment equal to the greater of the amount of (1) his base salary payable during the remaining term of the agreement or (2) one year’s base salary.

(c)

Reflects accelerated vesting of stock options.

(d)

Represents $1,138,377 for pension, which is payable in the form of an annuity, and $193,282 for ESOP, which is payable in a lump-sum.

(e)

This amount represents the projected cost for continued premium payments for 24 months of group term, executive and special life insurance and dental coverage. Mr. Hoy does not currently participate in the Company’s medical program.

The following table illustrates the potential payments and benefits to be received by Messrs. Goodemote, DeMarco and O’Conor under the various employment termination events.

Potential Post-Employment Payments as of January 1, 2010

for Messrs. Goodemote, DeMarco and O’Conor

Name and Principal Position	Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Change-in-Control (a)	Retirement	Death or Disability
Terry R. Goodemote, CPA Senior Vice President, Treasurer & Chief Financial Officer	Cash Compensation	$ 340,000 (b)	$ 254,480	-	-
	Stock Options (c)	-	$ 19,397	-	$ 19,397
	SERP – Pension	-	-	-	-
	Health and Welfare Benefits (e)	-	$ 27,940	-	-
	Total	$ 340,000	$ 301,817	-	$ 19,397
David S. DeMarco Senior Vice President	Cash Compensation	$ 340,000 (b)	$ 329,982	-	-
	Stock Options (c)	-	$ 19,604	-	$ 19,604
	SERP – Pension	-	-	-	-
	Health and Welfare Benefits (e)	-	$ 27,935	-	-
	Total	$ 340,000	$ 377,521	-	$ 19,604
Raymond F. O’Conor Senior Vice President	Cash Compensation	$ 340,000 (b)	$ 493,866	-	-
	Stock Options (c)	-	$ 19,604	-	$ 19,604
	SERP – Pension (d)	$ 26,728	$ 26,728	$ 26,728	$ 26,728
	Health and Welfare Benefits (e)	-	$ 28,088	-	-
	Total	$ 366,728	$ 568,286	$ 26,728	$ 46,332

Notes to Potential Post-Employment Payments Table as of January 1, 2010 for Messrs. Goodemote, DeMarco and O’Conor:

(a)

Messrs. Goodemote, DeMarco and O’Conor will each receive an amount payable in installments or, in the event of unforeseeable emergency, in a lump-sum, equal to two (2) times their average annual taxable compensation for the five (5) years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits they might receive under other compensatory arrangements then in effect which would also include a downward adjustment as a result of accelerated vesting of stock options. For Mr. Goodemote, the lump-sum amount (i.e., $273,877) is reflective of a downward adjustment (i.e., $19,397) as a result of accelerated vesting of stock options. For Mr. DeMarco, the lump-sum amount (i.e., $349,586) is reflective of a downward adjustment (i.e., $19,604) as a result of accelerated vesting of stock options. For Mr. O’Conor, the lump-sum amount (i.e., $513,470) is reflective of a downward adjustment (i.e., $19,604) as a result of accelerated vesting of stock options. Their agreements further provide that under no circumstances will Messrs. Goodemote, DeMarco or O’Conor receive any payments under the employment agreement if such payments would constitute an “excess parachute payment” under the tax laws.

(b)

Messrs. Goodemote, DeMarco and O’Conor will each receive a lump-sum payment equal to the greater of the amount of (1) their respective base salaries payable during the remaining term of the agreement or (2) one year’s base salary.

(c)

Reflects accelerated vesting of stock options.

(d)

For Mr. O’Conor, the $26,728 represents his Pension SERP, which is payable in the form of an annuity. Mr. O’Conor does not currently participate in the ESOP SERP.

(e)

These amounts represent the projected cost for 24 months of medical and dental insurance coverage under the Company’s fully insured medical and self insured dental plans assuming continued cost sharing by the named executive officer; plus continued premium payments for 24 months of term life insurance policies.

The following table illustrates the potential payments and benefits to be received by Mr. T. Murphy upon certain employment termination events.

Potential Post-Employment Payments

as of January 1, 2010 for Mr. T. Murphy

Type of Payment	Change-in-Control	Death or Disability
Cash Compensation	$ 135,000	-
Stock Options (a)	$ 8,403	$ 8,403
Health & Welfare Benefits (b)	$ 13,029	-
Total	$ 156,432	$ 8,403

Notes to Potential Post-Employment Payments Table as of January 1, 2010 for Mr. T. Murphy:

(a)

Reflects accelerated vesting of stock options.

(b)

These amounts represent the projected cost for 12 months of medical and dental insurance coverage under the Company’s fully insured medical and self insured dental plans assuming continued cost sharing by Mr. T. Murphy; plus continued premium payments for 12 months of term life insurance policies.

COMPENSATION OF DIRECTORS

The Compensation Committee makes recommendations to the full Board of Directors from time-to-time regarding directors’ compensation, including the dollar amount, conditions of payment, and form of payment of the fees directors of the Company receive for their services on the Board of Directors and on committees of the Board. The full Board is ultimately responsible for determining directors’ fees and other compensation received by directors. Mr. Hoy, as an executive officer and a director of the Company, does not receive any directors’ fees or other form of compensation for serving as a director of the Company or its subsidiaries, for serving on any committees of the Board of Directors of the Company or its subsidiaries, or for attending Board or committee meetings.

Prior to 2009, our outside (non-management) directors were compensated for their services as directors exclusively through directors’ fees, payable in cash or, to the extent determined by the Board, in shares of the Company’s common stock. In January 2009, the Board, upon the recommendation of the Compensation Committee, decided to expand the directors’ compensation program to include periodic grants to directors of stock options under the LTIP, if and as determined by the Board. The initial grants of stock options to directors under this plan were made at the Board’s January 21, 2009 meeting. Additional grants of stock options were made to the directors at the Board’s January 27, 2010 meeting.

Directors’ Fees. The following table sets forth the dollar amount of directors’ fees currently being paid (in cash or shares of the Company’s common stock) to our directors, for service on the Board of Directors of the Company or either of its subsidiary banks or the committees of such Boards. The schedule was approved by the Company’s Board of Directors at its meeting on January 27, 2010.

2009 Directors’ Fees Payable to Outside (Non-Management) Directors

	Annual Retainer	Meeting Attendance Fees
Board of Directors of the Company	$ 14,500	$ 600
Committees of the Company’s Board (a)	-	$ 500
Board of Directors of Subsidiary Banks	$ 7,000	$ 400
Committees of Subsidiary Bank Boards (b)	-	$ 350

Notes to 2009 Directors’ Fees Payable to Outside (Non-Management) Directors Table:

a)

Directors did not receive separate retainers for service on committees of the Company’s Board, except that the Chair of the Audit Committee received an additional $5,000 annual retainer and the Chairs of the Compensation Committee and the Governance Committee each received an additional $3,000 annual retainer.

b)

Directors did not receive separate retainers for service on committees of the Boards of the subsidiary banks, except that the Chair of the Trust Committee of Glens Falls National Bank and Trust Company received an additional $3,000 annual retainer and the Chairs of the Trust Committee and the Audit Committee of Saratoga National Bank and Trust Company, each received an additional $500 annual retainer.

This schedule of directors’ fees established by the Board for 2010 increases from 2009 the annual retainer for both service on the Board of Directors of the Company and service on the Board of a subsidiary bank by $1,000. The meeting attendance fees for 2010 remain unchanged from the 2009 schedule.

Under the Company’s Directors’ Stock Plan, the Board may determine from time-to-time that some portion or all of the directors’ fees payable to directors of the Company or its subsidiary banks will be paid in the form of shares of common stock of the Company, as opposed to cash. For purposes of determining the number of shares to be distributed, shares are valued at the market value of our common stock on the date of distribution. Shares, when distributed, are fully vested and freely transferable by the recipient directors. Under the plan, fee amounts distributable in the form of stock, once determined by the Board, are binding on all directors, who have no individual discretion to increase or decrease the portion of their fees they receive in stock. Shares are generally distributed at or about the same time that cash fees are distributed. For 2009, the Board determined that $7,500 of each director’s annual retainer and $3,000 of the annual retainer paid to each director of a subsidiary bank of the Company will be payable in the form of Company common stock. These are the same dollar amounts that applied in 2008 to the portion of directors’ fees payable in the form of stock. Further, the Board has determined that the same dollar amounts will apply in 2010 to the portion of directors’ fees payable in the form of stock.

Under the Company’s Directors’ Deferred Compensation Plan, individual directors of the Company and its subsidiary banks may elect to defer receipt of some or all of the directors’ cash fees to a later date of their choosing, subject to certain limits under the plan and applicable law. Under this unfunded plan, amounts deferred are credited to the plan account of that director, which amounts earn interest from time-to-time at a rate equal to the highest rate being paid on Individual Retirement Accounts (“IRAs”) by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company. Distributions under the plan are payable in cash, either in a lump-sum or in annual installments as the participant may choose. During 2009, two (2) directors of the Company elected to defer fees otherwise payable to them for such year under the plan. See note (f) on page 33 to the Directors Compensation Table on page 32.

Stock Options. In January 2009, the Board of Directors, upon the recommendation of the Compensation Committee, approved the addition of stock options as an element of the overall compensation package payable to outside (non-management) directors. The Board determined that stock options would more closely align directors’ interests with those of our shareholders and would further incentivize the directors to work for the continued financial success of the Company. As noted above, stock option awards for outside directors are permitted under the LTIP, which was approved by the Company’s shareholders at the 2008 annual meeting of shareholders. Options granted to directors under the plan, like options granted to executive officers and key employees, have an exercise price that may not be less than the fair market value of the Company’s stock on the date of grant, vest over a period of four (4) years following grant, and are exercisable while the director serves and for a period of time following termination of service other than for cause, as may be established by the Board of Directors.

At its January 21, 2009 meeting, the Board, upon the recommendation of the Compensation Committee, determined to make an initial grant of options to outside directors as compensation for services rendered by them to the Company in 2008. Each outside director received an option to acquire a number of shares of the Company’s common stock, up to a maximum of 1,000 shares, based on the number of meetings of the Board of Directors of the Company and committees of the Board, of which such director is a member, attended by the director in 2008. At its January 27, 2010 meeting, the Board, upon the recommendation of the Compensation Committee, determined to make a grant of options to outside directors as compensation for services rendered by them to the Company in 2009. As in the prior year, each outside director received an option to acquire a number of shares of our common stock, up to a maximum of 1,000 shares, based on the number of meetings of the Board of Directors of the Company and committees of the Board, of which such director is a member, attended by the director in 2009. The principal factor underlying the determination of the Compensation Committee and the Board to approve such grants was the substantial additional amount of time and effort required from Company directors to consider the expanding nationwide financial crisis, which has placed extraordinary burdens on bank holding companies and banks, including the Company, even though the Company has continued to experience solid financial returns above the average of its peer group. The value of these options is included in column (c) of the Director Compensation Table below.

The table below summarizes all compensation paid by the Company and its subsidiary banks to non-employee directors of the Company for the fiscal year ended December 31, 2009. Mr. Hoy, President and Chief Executive Officer of the Company, serves on our Board of Directors, but is compensated as an executive officer. His compensation for 2009 is disclosed in the Summary Compensation Table for named executive officers on page 21. Mr. Hoy receives no additional compensation for serving on the Board of Directors of the Company or its subsidiaries or any Board committees.

2009 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (a)	Option Awards (b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (c) (d)	Total
Herbert O. Carpenter	$ 22,800	$ 10,500	$ 4,610	-	-	$ 37,910
John J. Carusone, Jr.	$ 27,700	$ 10,500	$ 4,610	-	-	$ 42,810
Michael B. Clarke	$ 28,900	$ 10,500	$ 4,610	-	-	$ 44,010
Gary C. Dake	$ 23,950	$ 10,500	$ 3,882	-	-	$ 38,332
Mary-Elizabeth T. FitzGerald	$ 24,300	$ 10,500	$ 4,610	$ 118	$ 1,263	$ 40,791
Kenneth C. Hopper, M.D. (e)	$ 2,650	-	$ 4,610	$ 424	$ 4,084	$ 11,768
David G. Kruczlnicki (f)	$ 28,900	$ 10,500	$ 4,610	$ 364	$ 4,064	$ 48,438
Elizabeth O’C. Little	$ 22,800	$ 10,500	$ 4,610	-	-	$ 37,910
David L. Moynehan	$ 23,800	$ 10,500	$ 4,610	-	-	$ 38,910
John J. Murphy	$ 20,800	$ 10,500	$ 4,610	-	$ 25,000	$ 60,910
Richard J. Reisman (f)	$ 23,900	$ 10,500	$ 4,366	$ 296	$ 3,333	$ 42,395

Notes to 2009 Director Compensation Table:

(a)

During 2009, each non-employee director received a total of $7,500 of the director’s annual retainer payable for services as a Company director and $3,000 of the director’s annual retainer payable for services as a director of one of the Company’s subsidiary banks in the form of shares of Company common stock, valued at the market price of such shares on the date of distribution, all in accordance with the Arrow Financial Corporation Directors’ Stock Plan and with FASB ASC TOPIC 718. These shares were distributed to all non-employee directors in two installments pursuant to the plan as follows: (i) May 28, 2009, 208.5816 shares at a share price of $25.17 and (ii) November 19, 2009, 209.9160 shares at a share price of $25.01. The shares were fully vested and transferable upon distribution. Amounts payable in shares under the plan may be changed by the Board at any time. For the aggregate number of shares of our common stock held by each director at fiscal year-end, see the table on page 4 of this proxy statement.

(b)

Represents the dollar amount of option awards to the named Director calculated in accordance with FASB ASC TOPIC 718. These options were granted at an exercise price equal to $22.59, the closing price of our common stock on the date of the grant. These options vest in equal installments over the first four anniversary dates after the date of the grant.

(c)

For each director, other than Mr. J. Murphy, this column represents interest earned during 2009 on the principal amount in the director’s account under the Directors Deferred Compensation Plan. In 2009, applicable rates ranged from 2.96% to 3.93%.

(d)

For Mr. J. Murphy, this column represents consulting fees earned and paid under his consulting agreement. See “Mr. J. Murphy Consulting Agreement” on page 33.

(e)

On April 17, 2009, Dr. Hopper retired from the Board of Directors of the Company and its subsidiary bank, Glens Falls National Bank and Trust Company, after 33 years of service.

(f)

Directors Kruczlnicki and Reisman deferred $14,450 and $23,900, respectively, of fees otherwise payable to them in 2009 under the Directors Deferred Compensation Plan. Such fees are included in the Fees Earned or Paid in Cash column.

Mr. J. Murphy Consulting Agreement. Mr. J. Murphy was formerly Executive Vice President, Treasurer and Chief Financial Officer of the Company. Mr. J. Murphy retired from this position on December 31, 2006 and simultaneously entered into a consulting agreement with the Company for a minimum term of three years. This agreement was renewed for another year in December 2009. Under the agreement, Mr. J. Murphy renders advice on financial and general corporate matters, as requested by senior management. The minimum time commitment expected from Mr. J. Murphy under the agreement for services rendered is to be not less than 375 hours on an annualized basis, with services to be rendered as and when needed, and his baseline fee for such services is $25,000 per year, payable in cash on a regular basis. He also is entitled to be reimbursed for reasonable expenses incurred by him and is entitled to indemnification coverage from the Company. To the extent Mr. J. Murphy consents to render services under the agreement exceeding the minimum time commitment, his compensation will be adjusted proportionately upward. During the period of consultancy under the Consulting Agreement, outstanding stock options granted to Mr. J. Murphy under the Company’s Long-Term Incentive Plans before his retirement will continue to be exercisable in accordance with the underlying award agreement terms.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors ("Audit Committee") currently consists of the following four (4) directors: Clarke (Chair), FitzGerald, Kruczlnicki and Reisman. Each qualifies as independent both under NASDAQ’s standards for independent directors and under the SEC’s more rigorous standards for independent audit committee members. See “Board Independence” and “Audit Committee Independence and Financial Experts” on page 9. The Audit Committee assists the Board in fulfilling its oversight role relating to the Company's financial statements and the financial reporting process, including the system of disclosure controls and Company’s internal controls and procedures. Its duties include reviewing the independent auditor's qualifications and independence, the performance of the independent auditor and the Company’s internal audit function. The duties of the Audit Committee are set forth in the Audit Committee Charter, which the Board has adopted and reviews annually. A copy of the current charter of the Audit Committee is available on our website at www.arrowfinancial.com under the link “Corporate Governance.”

Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of its internal controls over financial reporting. The independent auditor, KPMG LLP, has the responsibility for the audit of these consolidated financial statements. The independent auditor reports directly to the Audit Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate. The Audit Committee has reviewed and discussed with management and with KPMG LLP, the Company's independent auditor, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2009. The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees”, as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications". Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Arrow Financial Corporation and its subsidiaries and management's assertion on the design and effectiveness of internal control over financial reporting of Arrow Financial Corporation and its subsidiaries be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

The Audit Committee has approved the engagement of KPMG LLP as independent auditor for 2010 and the scope of their 2010 engagement. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," relating to auditor independence. The Audit Committee has discussed with KPMG LLP the firm's independence and determined that the non-audit services provided to the Company by KPMG LLP are compatible with their independence.

AUDIT COMMITTEE

Michael B. Clarke, Chairman

Mary-Elizabeth T. FitzGerald

David G. Kruczlnicki

Richard J. Reisman, D.M.D.

Notwithstanding anything set forth in any of our previous or subsequent filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Independent Auditor’s Fees

The following table sets forth the aggregate fees billed to the Company and its subsidiaries for the fiscal years ended December 31, 2009 and 2008 by the Company’s independent auditor, KPMG LLP:

Categories of Service	2009	2008
Audit Fees	$ 257,500	$ 265,500
Audit-Related Fees	-	-
Tax Fees (a)	$ 78,130	$ 85,135
All Other Fees	-	-
Total Fees	$ 335,630	$ 350,635

Note to Independent Auditor’s Fees Table:

a)

Represents fees for tax preparation and consulting services.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATED PERSONS

During calendar year 2009, several of our directors and executive officers, including members of their immediate families as well as various corporations, organizations, trusts and estates with which these individuals are associated (collectively, our “related parties”), had outstanding loans from our subsidiary banks in amounts of $120,000 or more. All loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions by the lending bank with unaffiliated persons. As of December 31, 2009, no such loan was classified by the Company as a non-accrual, past due, restructured or potential problem loan.

During 2009, the Company made payments to or for the benefit of Stewart’s Shops Corp. (“Stewart’s”), a privately-owned company of which Mr. Dake is President, relating to three branch banking offices under lease agreements with the property owner, Stewart’s. One is a branch of Glens Falls National Bank and Trust Company and the other two are branches of Saratoga National Bank and Trust Company. The lease for the Glens Falls National Bank and Trust Company branch has an original duration of twenty (20) years, expiring in 2019, with a renewal option for two (2) additional ten-year terms. The leases for the two Saratoga National Bank and Trust Company branches each have an original duration of ten (10) years, expiring in 2015 and 2017, with a renewal option for two (2) additional five-year terms. Leases and incidental expenses on the three offices totaled approximately $137,000 during 2009. In connection with the approval by the Board of Directors of the leases, the Board determined that the terms of the leases were, in its opinion, no less favorable than could be obtained from a non-related party in an arms-length transaction.

The Company’s Related Parties Transactions Policy governs internal review and approval of all material Company transactions or business relationships with our related parties, including our directors and officers and their families and controlled companies. Under this policy, the Audit Committee or the Board of Directors itself must approve transactions or relationships involving an aggregate dollar amount of goods, services or payments in excess of $120,000 or that would otherwise likely require disclosure to shareholders in a future proxy. Loans from our banks to our directors and officers, or their families and controlled businesses and other related parties, would generally be exempt from Audit Committee pre-approval under the Policy, due to the limited size of such loans and the fact that many, if not all, such loans are already subject to Board preapproval under the federal banking agencies’ Regulation O.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of the following five (5) directors: Carusone (Chair), Clarke, Dake, Kruczlnicki and Reisman. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries or had any substantial business dealings with the Company during 2009, except for Mr. Dake, whose company, Stewart’s Shops Corp., of which Mr. Dake is President, engaged in certain lease transactions with the Company during 2009. These transactions are described above in “Transactions with Directors, Officers and Associated Persons” and were determined not to affect Mr. Dake’s independence or qualification to serve on the Board or the Compensation Committee of the Board. There were no “Compensation Committee interlocks”, as defined under the SEC’s disclosure rules, in existence during fiscal year 2009.

HOUSEHOLDING OF NOTICE TO SHAREHOLDERS

In some instances, only one copy of the Notice to Shareholders concerning this proxy statement is being delivered for shareholder accounts that contain the same primary Social Security number, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver a copy of the Notice to Shareholders to any shareholder, upon request by email to corporatesecretary@arrowbank.com, or in writing to:

Householding of Notice

c/o Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

ITEM 2- RATIFICATION OF THE INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for our fiscal year ending December 31, 2010. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

Ratification of the selection of the independent auditor will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting entitled to vote and voting, provided a quorum is present.

All proxies which are in proper form and received timely by the Corporate Secretary prior to the vote on Item 2 at the meeting, and which have not been revoked, will be voted “FOR” ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the Company for the fiscal year ending December 31, 2010, subject to any other specific instructions received with any proxy.

VOTE RECOMMENDATION:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 (ITEM 2 ON THE PROXY CARD).

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

By Order of the Board of Directors,

THOMAS J. MURPHY, CPA

Corporate Secretary

March 15, 2010

Appendix – Description of the Proxy Card:

[Front]

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at

www.proxyvote.com

ARROW FINANCIAL CORPORATION

250 Glen Street - Glens Falls, New York 12801

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

ON APRIL 28, 2010

The undersigned shareholder(s) of Arrow Financial Corporation, a New York corporation (the "Company"), hereby appoint(s) Richard J. Bartlett, Esq. and George C. Frost, and each of them acting individually, with full power to act alone, the attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York 12801, at 10:00

a.m. on Wednesday, April 28, 2010, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

The undersigned directs that this proxy be voted as specified on the reverse side. If no direction is made for a proposal, the proxy will be voted: (a) "FOR" all the Company's director nominees in Item 1 and (b) "FOR" Proposal 2, as applicable. This proxy may also be voted, in the discretion of the attorneys-in-fact, on any matter that may properly come before the meeting or any adjournments or postponements thereto. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such stock.

Address change/comments:

_____________________________________________________________________________

_____________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

[Back]

ARROW FINANCIAL CORPORATION

ATTN:THOMAS J. MURPHY

250 GLENSTREET

GLENS FALLS, NY 12801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following.

1. Election of Directors

Nominees:

01 Herbert O. Carpenter 02 Gary C. Dake 03 Mary-Eliz. T Fitzgerald 04 Thomas L. Hoy

For

Withhold

For All

All

All

Except

0

0

0

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the excepted nominee(s) on the line below.

___________________________________

The Board of Directors recommends that you vote FOR the following proposal(s):

2. Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company's independent auditor for the fiscal year ending December 31, 2010

For

Against

Abstain

0

0

0

NOTE: Your vote is important. In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. No postage is needed if mailed in the United States. Any other business which may be properly brought before the meeting or any adjournment or postponement thereof will be considered and voted upon.

For address changes and/or comments, please check this box and

0

write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes

No

0

0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

[box]                           [box]

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date